UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

STATE BANCORP, INC.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Two Jericho Plaza
Jericho, New York  11753
(516) 465-2300

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of STATE BANCORP, INC.:

At the direction of the Board of Directors of State Bancorp, Inc., NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of the Company will be held at The Vanderbilt Auditorium, 780 Third Avenue, New York, New York  10017, on April 28, 2009 at 10:00 A.M. (local time), to consider and vote upon the following matters:

1.	The election of three (3) directors to three (3) year terms and the election of one (1) director to a one (1) year term;

2.	The ratification of the appointment of Crowe Horwath, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009;

3.	The amendment of the Company’s Certificate of Incorporation to change the vote required for the election of directors;

4.	The amendment of the Company’s Certificate of Incorporation to change the par value of the Company’s Common Stock from $5.00 per share to $.01 per share;

5.	The ratification on a non-binding basis of the Company’s 2008 compensation program for its Named Executive Officers;

6.	Consideration of a stockholder proposal to eliminate the Company’s classified Board; and

7.	The transaction of such other business as may properly come before the meeting or any adjournments thereof. Please be advised that we are not aware of any such business.

The Board of Directors has fixed the close of business on March 20, 2009 as the record date for determination of Stockholders entitled to notice of and to vote at the meeting, and only Stockholders of record on said date will be entitled to receive notice of and to vote at said meeting.

By order of the Board of Directors,

/s/ Janice Clark
Janice Clark
Secretary

March 27, 2009

IMPORTANT - WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT, PLEASE VOTE PROMPTLY BY SUBMITTING YOUR PROXY BY INTERNET, PHONE OR BY SIGNING, DATING AND RETURNING YOUR PROXY CARD IN THE ENCLOSED ENVELOPE.  RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

2009 PROXY STATEMENT

STATE BANCORP, INC.
Two Jericho Plaza
Jericho, New York 11753
(516) 465-2300

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS
To be Held April 28, 2009

GENERAL INFORMATION

This Proxy Statement, accompanying proxy card and the annual report to stockholders are being furnished to the stockholders (the “Stockholders”) of State Bancorp, Inc. (the “Company”), a New York State corporation, in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on April 28, 2009 at 10:00 A.M. (local time) at The Vanderbilt Auditorium, 780 Third Avenue, New York, New York  10017, and at any adjournments thereof.

           The approximate date on which this Proxy Statement and form of proxy are being first sent or given to the Stockholders is March 27, 2009.

The Proxy

 Your Proxy is solicited by the Board of Directors of the Company for use at the Meeting and at any adjournments thereof.

 If you hold your shares in your own name as an owner of record, you may vote your shares either in person or by proxy. If you wish to vote by proxy, you must do one of the following:

(a)	Complete the enclosed proxy card and mail it in the envelope provided.

(b)
Use the Internet to vote at www.eproxy.com/stbc/; have your proxy card in hand as you will be prompted to enter your control number and to create and submit an electronic vote. The deadline for Internet voting is 1:00 PM, Eastern Time on April 27, 2009.

(c)
Use any touch-tone telephone to vote by calling 1-800-560-1965; have your proxy card in hand as you will be prompted to enter your control number to submit your vote. The deadline for telephone voting is 1:00 PM, Eastern Time on April 27, 2009.

 If you wish, you can vote your shares in person by attending the Meeting. You will be given a ballot at the Meeting to complete and return. Returning a proxy card will not prevent you from voting in person if you attend the annual meeting.

 If you hold your shares in street name (that is, you hold your shares through a broker, bank or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting options are available to you. If you hold your shares in street name and plan to attend the Meeting, you should bring either a copy of the voting instruction card provided by your broker or nominee or a recent brokerage statement showing your ownership as of March 20, 2009.

We are soliciting proxies only for the annual meeting and any adjournment or postponement thereof.  If the enclosed form of proxy is properly executed and returned to the Company prior to or at the Meeting and is not revoked prior to or at the Meeting, all shares represented thereby will be voted at the Meeting and, where instructions have been given by the Stockholder, will be voted in accordance with such instructions. As stated in the form of proxy, if the Stockholder returns a properly executed proxy card and does not otherwise specify, his or her shares will be voted for the election of the nominees set forth in this Proxy Statement as directors of the Company; voted for the ratification of the appointment of Crowe Horwath, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009; voted for the amendment of the Company’s Certificate of Incorporation to change the vote required for the election of directors; voted for the amendment of the Company’s Certificate of Incorporation to change the par value of the Company’s Common Stock from $5.00 per share to $.01 per share; voted for the ratification on a non-binding basis of the Company’s 2008 compensation program for its Named Executive Officers; and voted against the stockholder proposal to eliminate the Company’s classified Board. The solicitation of proxies will be by mail or facsimile, but proxies may also be solicited by telephone or in person by officers, members of our Board of Directors and other employees of the Company and its wholly-owned subsidiary, State Bank of Long Island (the “Bank”), and wholly-owned subsidiaries of the Bank. The entire cost of this solicitation will be borne by the Company.  Should the Company, in order to solicit proxies, request the assistance of other financial institutions, brokerage houses or other custodians, nominees or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding the forms of proxy and proxy material to Stockholders.

           Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held On April 28, 2009.

The proxy statement and annual report are available on the Company’s website at www.statebankofli.com.

Revocability of Proxy

           You may revoke your grant of a proxy at any time before it is voted by:

(a)	filing a written revocation of the proxy with our Secretary;

(b)	submitting a signed proxy card bearing a later date; or

(c)	attending and voting in person at the annual meeting, but you must also file a written revocation with the Secretary at the annual meeting prior to the voting.

Written revocations should be sent to Janice Clark, Secretary, State Bancorp, Inc., Two Jericho Plaza, Jericho, New York 11753.  Attendance at the Meeting will not in and of itself revoke a proxy.

If you use the Internet, you can change your vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until 1:00 P.M., Eastern Time, on Monday, April 27, 2009.

If you vote by telephone, you can change your vote by using the toll free telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 1:00 P.M., Eastern Time, on Monday, April 27, 2009.

Participants in the Company’s Employee Stock Ownership Plan

If you are a participant in the Company’s Employee Stock Ownership Plan (“ESOP”), you may vote the shares of the Company’s Common Stock held in your ESOP account ONLY by following the separate voting instructions provided by the ESOP’s administrator.  You may not vote the shares by proxy or by ballot at the meeting.

Common Stock Outstanding and Record Date

The Board of Directors has fixed the close of business on March 20, 2009 as the record date for determination of Stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. At the close of business on such date, there were outstanding and entitled to vote at the Meeting _________ shares, par value $5 per share, of the Company’s Common Stock (the “Company Stock”), its only issued class of voting stock. The Company Stock is listed on the NASDAQ Global Market (“NASDAQ”). Each of the outstanding shares of Company Stock is entitled to one vote at the Meeting with respect to each matter to be voted upon. There will be no cumulative voting of shares for election of directors or any other matter to be considered at the Meeting. There are no rights of appraisal or other similar rights granted to dissenting Stockholders with regard to any matters to be acted upon at the Meeting. A majority of the outstanding shares of Company Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the Meeting for the transaction of business.  Abstentions and broker non-votes shall not constitute a vote cast with respect to any proposal.

 Broker Authority to Vote

Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rule of any national securities exchange of which they are a member.  Under the rules of the New York Stock Exchange, Inc. (“NYSE”), a member broker who holds shares in street name for customers has the authority to vote on certain items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner.  NYSE member brokers are not permitted to vote on proposal numbers 3, 4, 5 and 6 discussed above unless they receive instructions from their customers.

Vote Required to Approve the Proposals

Proposal 1:  Election of Directors.

You may vote “FOR” or “WITHHOLD” with respect to any individual or all director nominees.  Subject to the last sentence of this paragraph, the election of directors requires a plurality of the votes cast “FOR” the election of directors by the shares entitled to vote in the election at a meeting at which a quorum is present.  Accordingly, the four directorships to be filled at the meeting will be filled by the four nominees receiving the highest number of “FOR” votes.  Please refer to the narrative under the heading “PROPOSAL 1 – ELECTION OF DIRECTORS,” for a description of certain actions that may occur if any nominee does not receive at least a majority of the votes cast with respect to his election.

The Board recommends a vote “FOR” the election of all nominees as directors.

Proposal 2:  Ratification of the appointment of Crowe Horwath, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.

On March 10, 2009, the Audit Committee of the Board appointed Crowe Horwath, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.  Ratification of the appointment of Crowe Horwath as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009 will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Meeting.

The Board recommends a vote “FOR” the ratification of the appointment of Crowe Horwath, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.

Proposal 3:  Approval of the amendment of the Company’s Certificate of Incorporation to change the vote required for the election of directors.

The Company is seeking Stockholder approval to amend the Company’s Certificate of Incorporation to require that, in a non-contested election of directors, the vote required for an election of a director shall be the affirmative vote of a majority of the votes cast in favor of or withheld from the election of a director nominee.  In a contested election of directors (that is, an election in which the number of individuals seeking election exceeds the number of seats to be filled), directors shall be elected by a plurality of votes cast in favor of a director nominee.  The Board of Directors of the Company approved the amendment on February 24, 2009, subject to Stockholder approval.  Approval of the amendment of the Company’s Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Meeting.  Such proposal, if approved by the requisite number of Stockholders, will first take effect at the Company’s 2010 Annual Meeting of Stockholders (or at any special meeting of Stockholders prior thereto where directors may be elected).  The text of the amendment is attached hereto as Appendix 1.

The Board recommends a vote “FOR” the approval of the amendment of the Company’s Certificate of Incorporation to change the vote required for the election of directors.

Proposal 4:  Approval of the amendment of the Company’s Certificate of Incorporation to change the par value of the Company’s Common Stock from $5.00 per share to $.01 per share.

The Company is seeking Stockholder approval to amend the Company’s Certificate of Incorporation to change the par value of the Company’s common stock from $5.00 per share to $.01 per share.  The Board of Directors of the Company approved the amendment on February 24, 2009, subject to Stockholder approval.  Approval of the amendment of the Company’s Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Meeting.  The text of the amendment is attached hereto as Appendix 2.

The Board recommends a vote “FOR” the approval of the amendment of the Company’s Certificate of Incorporation to change the par value of the Company’s common stock from $5.00 per share to $.01 per share.

Proposal 5:  Ratification on a non-binding basis of the Company’s 2008 compensation program for its Named Executive Officers.

The Company is seeking Stockholder ratification on a non-binding basis of the Company's 2008 compensation program for its Named Executive Officers.  Ratification will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Meeting.

The Board recommends a vote “FOR” the ratification on a non-binding basis of the Company’s 2008 compensation program for its Named Executive Officers.

Proposal 6:  Stockholder proposal to ask the Company to “take the steps necessary to reorganize the Board of Directors into one class with each director subject to election each year and to complete this transition within one year.”

Approval of this Stockholder proposal will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Meeting.

The Board recommends a vote “AGAINST” this Stockholder proposal.

The Company does not expect any additional matters to be presented for a vote at the Meeting. However, if you grant a proxy, the persons named as proxy holders will have the discretionary authority to vote on any additional matters properly presented for a vote at the Meeting.

Interests of Management and Directors in Certain Proposals

The Company's non-employee directors and management have an interest that is different from the interests of other Stockholders.  The outcome of the vote on Proposal 5 may affect future Board decisions regarding the compensation of Named Executive Officers.  The outcome of Proposal 6 may affect the frequency with which each Director stands for election and, therefore, his or her tenure on the Board.

The Board of Directors has taken the above interests into account in recommending that Stockholders vote “FOR” Proposal 5 and vote “AGAINST” Proposal 6.

Executive Officers

The names, ages and positions of the current executive officers of the Company and the Bank are as follows:

Name	Age	Position (and served since)

Thomas M. O’Brien	58	President and Chief Executive Officer of the Company and the Bank since 2007; President and Chief Operating Officer of the Company and the Bank from 2006 until 2007

Brian K. Finneran	51	Executive Vice President and Chief Financial Officer of the Company and the Bank since 1997

Frederick C. Braun, III	67	Executive Vice President and Chief Lending Officer of the Bank since 1997

Patricia M. Schaubeck	48	General Counsel of the Company and the Bank since 2007

Thomas M. O’Brien has served as President and Chief Executive Officer of the Company and the Bank since 2007 and President and Chief Operating Officer of the Company and the Bank from 2006 until 2007.  Mr. O’Brien is responsible for developing and executing the strategic plans and policies as approved by the Board of Directors.  Prior to joining the Company, Mr. O’Brien served as President and Chief Executive Officer of Atlantic Bank of New York from 2000 to April 2006.  Following Atlantic Bank of New York’s acquisition by New York Community Bancorp in April 2006, Mr. O’Brien served as President of New York Commercial Bank, a subsidiary of New York Community Bancorp, until July 2006.

Brian K. Finneran has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since 1997.  Mr. Finneran is responsible for treasury operations, budgeting, investments, asset/liability management, accounting operations, financial and tax reporting and planning, and municipal banking.

Frederick C. Braun, III has served as Executive Vice President and Chief Lending Officer of the Bank since 1997.  Mr. Braun is responsible for commercial, industrial, real estate, small business and consumer lending of the Bank.

Patricia M. Schaubeck, an attorney, has served as General Counsel of the Company and the Bank since 2007.  Prior to joining the Bank, Ms. Schaubeck practiced law with the Long Island firm of Ruskin Moscou Faltischek, P.C. where she represented financial institutions and real estate clients from 2001 to May 2007.  From 1999 to 2001, Ms. Schaubeck served as Associate General Counsel with Haven Bancorp, Inc. in Westbury, New York.  Ms. Schaubeck has also been associated with White & Case, LLP and other New York City law firms as well as serving in various capacities with New York Bancorp, Inc., a Queens-based savings and loan holding company.

EXECUTIVE COMPENSATION

Executive Compensation Committee Interlocks and Insider Participation

           The Executive Compensation Committee consists of John F. Picciano (Chair), John J. LaFalce and Andrew J. Simons. The members of the Company’s Executive Compensation Committee also serve as members of the Executive Compensation Committee of the Bank. For purposes of convenience, the Executive Compensation Committees of both the Bank and the Company will hereinafter be referred to collectively as the “Compensation Committee.”  The Compensation Committee met jointly nine (9) times in 2008. During 2008, none of our executive officers served as a director or member of the compensation committee (or equivalent body) of another entity where a director or member of our Compensation Committee served as an executive officer or director.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s compensation process, philosophy and policies for 2008 as applicable to the Company’s chief executive officer (“CEO”), chief financial officer (“CFO”) and the Company’s three most highly compensated executive officers during 2008 other than the CEO and CFO (collectively, the “Named Executive Officers” or “NEOs”).  The Company has four (4) executive officers, as described above under “Executive Officers.”

Executive Summary

The Company made significant progress in 2008 despite a challenging operating environment.  We continued to build out our new management team and made strides in improving operating efficiencies, reducing operating risk and complexity, cutting costs, disposing of higher risk assets and increasing lending in our communities.  The Company was accepted to participate in the U.S. Treasury Department’s Capital Purchase Program (sometimes referred to herein as “CPP”) of the Emergency Economic Stimulus Act of 2008.  The CPP was designed to help healthy institutions to continue to supply vital credit during this economic contraction.  The funds received by the Company allow the Company to reinforce its commitment to serving the credit needs of our clients in the communities in which we operate.  The funds also resulted in an increase in the Company’s capital.  Despite this progress, however, the national recession and global financial crisis that impacted the entire banking industry had a profound impact on the Company’s performance in 2008.  Our net income declined primarily due to increased loan loss provisions and non-cash charges to write down the value of two investment securities.  The Company’s stock price also declined during the year.  Nevertheless, the Company will continue to pursue its strategy through these challenging economic times.

Interaction with Consultants

The Compensation Committee Charter gives the Compensation Committee the sole authority to engage and terminate advisors, including compensation consultants, at the Company’s expense, as the Committee determines necessary to carry out its duties.  The Compensation Committee hires and directs the advisors.  In 2008, the Compensation Committee engaged Pearl Meyer & Partners (“PM&P”), a nationally recognized independent compensation consulting firm, to undertake a review of the Company’s executive and Board of Director compensation plans and to assist in setting prospective program guidelines.  During early 2009, PM&P was also engaged to assist management and the Compensation Committee in complying with the Company’s obligations under the Capital Purchase Program.  The Capital Purchase Plan required the Compensation Committee to review Named Executive Officer incentive compensation arrangements with the Company’s senior risk officers to ensure that NEO incentive compensation arrangements do not encourage NEOs to take unnecessary and excessive risks that threaten the value of the Company.  The consultant reports directly to the Compensation Committee.  The Compensation Committee does not prohibit management from engaging this consultant for other services; however, the Compensation Committee will be notified of any additional engagement.

The Compensation Committee periodically requests that consultants and advisors provide education, data analysis and information relative to executive and board compensation.

Role of Executives in Compensation Committee Deliberations

As a matter of practice, the Compensation Committee routinely meets in executive session without the CEO or other members of senior management. The Compensation Committee frequently requests the CEO to be present at Compensation Committee meetings to discuss executive compensation and evaluate Company and individual executive performance. Occasionally other executives may attend a Compensation Committee meeting to provide pertinent performance, financial and other information. Executives in attendance may provide their insights and suggestions, but only Compensation Committee members vote on decisions regarding executive compensation.

The Compensation Committee has the authority to discuss the CEO’s compensation with him present; however, final deliberations and all votes regarding his compensation are made without the CEO present. The Compensation Committee recommends CEO compensation to the Board of Directors and, under delegated authority, the Compensation Committee reviews and determines the compensation for the other NEOs based, in large part, on the CEO’s recommendation.

Risk Assessment

Companies participating in the Capital Purchase Program are required to assess their senior executive officer compensation programs to ensure that the programs do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the institution.  In March 2009, the Compensation Committee met with a committee of Company risk and other officers to review the incentive compensation programs and practices and ensure they do not motivate unnecessary risk. The Compensation Committee believes that its philosophy and compensation framework is designed to mitigate excessive risk taking through the following program features:  1) The total compensation program reflects a balance of fixed and performance based compensation, 2) the incentive plans reward a combination of short and long-term performance, and 3) the Compensation Committee evaluates total compensation using its judgment and expertise; compensation is not based solely on the achievement of select pre-determined ratios or targets.  Performance measures are reviewed in the aggregate with Compensation Committee discretion and based on retrospective evaluations of corporate and individual performance. The Compensation Committee felt that the awards do not encourage manipulation or unnecessary or excessive risk-taking to achieve predetermined goals.  In fact, the ability to withhold performance awards provides a means to discipline inappropriate conduct.  While the Company encourages its executives to own a meaningful investment in its Company Stock, it does not require minimum holdings or make equity compensation awards that it believes would cause executives to carry disproportionate financial exposure to the Company Stock that would impair the executive’s judgment in carrying out his or her duties.

Compensation Committee Activity

In 2008, the Compensation Committee met nine (9) times and took the actions listed below.  Specific recommendations and compensation changes are discussed below.

•	Reviewed Company and individual performance in order to determine appropriate levels of compensation regarding NEO annual salary increases and short-term and long-term incentive awards.

•	Approved amendments to the CEO’s Employment Agreement and the other NEO Change of Control Agreements to comply with executive compensation requirements of the Capital Purchase Program.

•	Maintained base salaries at 2008 levels for NEOs for 2009.

•	Performed a risk assessment of NEO incentive compensation arrangements.

•	Approved for inclusion in this Proxy Statement an advisory non-binding Stockholder proposal ratifying the 2008 compensation program of the Company’s NEOs.

Set forth below is a discussion of the Company’s compensation policy for 2008 applicable to the Company’s Named Executive Officers.  This discussion should be read in conjunction with the tables that follow, along with the notes and discussion related to the tables.

2008 COMPENSATION

Executive Compensation Philosophy

The Compensation Committee’s philosophy is to foster a compensation culture that serves to closely align executive compensation and incentives with long-term shareholder value and Company performance.  Our philosophy is to provide executive compensation that is performance oriented and aligned with Stockholder value.  Our programs are designed to achieve the following objectives:

•	Achieve performance relative to the Company’s financial goals, balancing short-term operational objectives with long-term strategic goals.

•	Attract and retain the highly qualified executives needed to achieve the Company’s goals, and provide stability in the executive management group.

•	Allow flexibility in responding to changing accounting standards and business needs, as well as the constraints and dynamic conditions in the Long Island market.

•	Focus a significant portion of total compensation on incentive/performance pay, contingent on Company performance, with less focus on base salary.

•	Reinforce a culture of accountability to the Company and its Stockholders.

The Company’s pay structure is designed to position executive’s total compensation at market median for achieving performance goals.  Actual compensation can and should vary to consider actual performance, both short- and long-term.  Our ultimate focus is on the long-term performance and stability of the Company.  For 2008, executive compensation was evaluated by the Committee using its judgment and expertise, giving consideration to our philosophy, individual performance, Company performance, organizational change and re-evaluation of the Company’s business strategy.

2008 Achievements and Challenges

In assessing and reviewing executive compensation, the Committee recognized the following accomplishments and challenges during 2008 based on which it made its compensation decisions and recommendations to the Board:

The accomplishments

-
Settled the Derivative Lawsuit in the third quarter of 2008.  Settlement permitted management to pursue the strategic goals of the Company without the distraction of the Derivative Lawsuit and the Company was able to stop expending significant sums on legal fees.

-  Net interest income improved 4.5% in 2008 due to a 30 basis point improvement in the Company’s net interest margin to 4.12%.
-  Total operating expenses declined $8.2 million or 15.7% in 2008.
-  Continued build-out of new management team.
-  Continued strengthening of internal control environment and reduction of operating risks and complexity.
-  Established small business lending unit.
-  Sold substantially all assets of the Bank’s leasing subsidiary in the second quarter of 2008.
-  Dissolved two subsidiaries:  SB Equipment Leasing Corp., which contained the remnants of the Bank’s leasing subsidiary and SB Financial Services Corp., which was the Delaware based entity that provided balance sheet management services for the Bank.

The challenges

-	Net income declined by $4.4 million in 2008 primarily as a result of a substantial increase in the provision for loan losses and an other-than-temporary-impairment charge.
-  Provision for loan losses increased by $12.8 million.
-  $6.2 million non-cash other-than-temporary-impairment charge on two investment securities.
-  Dividend reduced in the first quarter of 2009 to $0.05 per share from $0.15 at the beginning of 2008.

Components of 2008 Compensation

In recognition of the Compensation Committee’s philosophy, economic environment and Company performance in 2008, the Compensation Committee decided as follows:

Base salary:

The Company pays its executives, other than Mr. O’Brien, a base salary based on competitive market data and takes into account the individual’s experience, responsibilities and contribution to the Company.  There is no specific weighting applied to the factors considered, and the Compensation Committee uses its own judgment and expertise in determining appropriate salaries within the parameters of the compensation philosophy.  Base salary is established at a level that sustained performance warrants.  In December 2008, the CEO provided the Compensation Committee with his analysis of the Company’s performance, perspectives on the general economic outlook and his perspectives on base salary increases for 2009.  The CEO announced plans to freeze most of officer salaries and reduce incentive compensation amounts substantially.  In light of this strategy he also recommended that the NEOs’ base salaries be left unchanged for 2009.  He discussed the extraordinary efforts required during these difficult conditions and the heavy workload that has been placed on certain individuals.  The Compensation Committee also considered the fact that many members of this management team were placed in their current positions or recruited with the charge to execute remedial actions to help strengthen and reposition the Company.  In this context, the CEO recommended and the Compensation Committee agreed that some incentive compensation was appropriate in the case of certain NEOs, albeit at amounts substantially lower than historical levels.  After reviewing the foregoing and the base salaries of the NEOs and their positions relative to the competitive market information, the Compensation Committee agreed with the recommendation that no increases in base salaries should be considered.  The CEO’s base salary is substantially below peer group measures.  As discussed under the Chief Executive Officer Compensation section that follows, Mr. O’Brien’s compensation, at his request, is designed to be highly aligned with Stockholders’ interests through use of minimal base salary and with greater focus on equity incentives tied to the Company’s stock value. In addition, the CEO’s own substantial personal investment in the Company’s stock serves to further solidify that alignment.  Base salaries for 2008 were and, as approved for 2009 are, as follows for the CEO, CFO and other NEOs:  Thomas M. O’Brien $100,000; Brian K. Finneran $264,000; Frederick C. Braun, III $264,000; and Patricia M. Schaubeck $200,000.

Cash incentive:

Annual cash incentives recognize achievement of short-term individual and business unit performance goals.  Cash incentives are awarded to the NEOs based on the Company’s achievements during the fiscal year and the individual NEO’s contributions to those achievements.  After its discussions as outlined above with the CEO and a review of the achievements and challenges of the Company and individual NEO performance in 2008, the Compensation Committee was prepared to award some reduced cash incentives to some of the NEOs.  The Compensation Committee was inclined to consider cash incentives that would, on average, represent a 50% reduction from prior levels.  As discussed below, the American Recovery and Reinvestment Act of 2009 (“ARRA”) was signed by the President on February 17, 2009 and imposed new strict limits on executive compensation for all CPP participants, including a prohibition on the payment or accrual of any bonus, retention award or incentive compensation to the Company’s five (5) most highly compensated employees.  The interpretation of these limits is subject to U.S. Treasury regulations that have not yet been issued.  This prohibition does not apply to any bonus, retention award or incentive compensation paid under a valid employment agreement entered into on or before February 11, 2009.  Depending on the uncertain effective date of the provisions of the ARRA, this prohibition could preclude the payment of cash incentives for the NEOs for 2008.  Mr. O’Brien’s employment agreement which was entered into in 2006, provides that he is eligible for a bonus and establishes a target annual bonus of $225,000.  Because the law is unclear as to the effective date of its provisions, the Compensation Committee has decided to postpone the decision on any cash incentives for the NEOs until there is greater clarification and guidance on the issue.  Although the NEOs would have been awarded cash incentives for 2008, they would have been at levels substantially lower than in 2007 given the Company’s achievements and challenges for the year.  At the Compensation Committee meeting in December, Mr. O’Brien requested that the Compensation Committee not consider a cash award to him and the Committee agreed not to make a cash award for Mr. O’Brien.

Restricted stock awards:

To provide long-term retention and consistent with the Company’s philosophy on long-term performance and alignment with Stockholder interests, the Compensation Committee considers the grant of restricted stock awards.  After review of the achievements and challenges of the Company and individual NEO performance in 2008, the Compensation Committee was prepared to grant restricted stock awards to some of the NEOs.  The ARRA limits award of equity to the five (5) most highly-compensated employees of the Company to restricted stock in an amount not greater than one-third of the total annual compensation of the recipient.  Depending on the uncertain effective date of the provisions of the ARRA, this provision would appear to preclude the grant of restricted stock to the NEOs beyond one-third of their respective total annual compensation for 2008.  Because the ARRA is unclear as to the effective date of its provisions, the Compensation Committee has decided to postpone the grant of any restricted stock to the NEOs until there is clarification on the issue.  Thus, the NEOs could be and likely would have been awarded restricted stock for 2008.  In any event, Mr. O’Brien requested that the Compensation Committee make no such award to him and the Committee agreed not to make a restricted stock award to Mr. O’Brien.
SERP:

Certain executive officers are eligible to participate in the Company’s Supplemental Executive Retirement Plan (“SERP”).  Messrs. Braun and Finneran participated in the SERP during 2008.  Mr. O’Brien does not participate in the SERP as his Employment Agreement provides that the signing bonus he received was in lieu of participation in any non-qualified deferred compensation or supplemental executive retirement program.  Mr. O’Brien’s signing bonus is discussed below under “Employment Agreements and Change of Control Payments.”  Ms. Schaubeck does not participate in the SERP because at the time of commencement of her employment with the Company in June 2007, the Company had discontinued offering supplemental executive retirement programs to any new employees or employees not then participating in such programs.  For those executive officers participating in the SERP, amounts that ordinarily would be contributed by the Company under the Company’s ESOP and 401(k) Plans, but for the limitation on compensation and the maximum limitations on allocations under the Internal Revenue Code for qualified plans, are credited to the participant’s account in the SERP.  In 2008, the limit on compensation was $230,000 and the limit on allocations was $20,249.   Interest on amounts in the SERP accrue at the applicable federal long-term rate published by the Internal Revenue Service for the first month in each calendar quarter, reset quarterly.  For 2008, the Company contributed $8,556 and $10,519 under the SERP for Mr. Braun and Mr. Finneran, respectively.

Employment and Change of Control Agreements:

The Company has an Employment Agreement with Mr. O’Brien and Change of Control Agreements with Messrs. Braun and Finneran and Ms. Schaubeck.  These agreements provide the executive protection from demotion or forced resignation in the event of a change of control and also provide an acquirer the opportunity to retain the services and expertise of key employees.  The terms of Mr. O’Brien’s Employment Agreement and the NEOs’ Change of Control Agreements are discussed below under “Employment Agreements and Change of Control Payments.”

Perquisities (e.g., automobile):

At this time, Company-owned or leased automobiles are provided to Messrs. O’Brien, Braun and Finneran.  The Committee believes that these individuals have appropriate business need for an automobile to assist them in the performance of their respective job duties.  All other perquisites, other than Company automobiles, were eliminated 2007.

Chief Executive Officer Compensation

The Compensation Committee reviewed CEO compensation and performance during fiscal year 2008.  The Compensation Committee took positive note of the many strategic accomplishments of the Company during the year but also was cognizant of the financial performance of the Company for the year.

The Compensation Committee determined that the CEO provided critical guidance and leadership to the Company during a time of economic crisis in the country and the financial services industry.  Although the Company realized diminished financial returns in 2008, many achievements were realized.  The CEO was instrumental in these achievements and in re-directing the Company away from areas of risk and complexity that have created excessive costs and volatility.  In addition, the Compensation Committee took favorable note of a substantially improved corporate accountability and internal control culture as introduced by the CEO.  The Compensation Committee was also aware of the many demands on the CEO’s time and the extraordinary energy he has had to devote to extensive remedial efforts.  The Compensation Committee further understands that the CEO’s substantial personal investment in Company Stock and the equity compensation that he earns has been significantly depreciated for reasons that the Compensation Committee believes bear no reflection on the strategy and leadership that he has provided since joining the Company.  On the contrary, the Compensation Committee believes that the CEO’s skills and commitment have been vitally important in repositioning the Company so that it could survive and ultimately prosper.

Although the Compensation Committee looked very favorably upon the CEO’s performance for 2008, Mr. O’Brien requested that the Compensation Committee award him no incentive compensation for 2008.  Mr. O’Brien feels strongly that he demonstrate his commitment to, and alignment with, the interests of Stockholders.  In addition, the CEO believes that the sacrifices being asked of the officers of the Bank must be met with no less restraint in the executive suite.  The Committee fully supported this determination.

ADJUSTMENT OR RECOVERY OF AWARDS

As discussed below under “Employment Agreements and Change of Control Payments,” the CEO and other NEOs are required to repay to the Company any bonus or incentive compensation paid to him or her or earned by him or her if and to the extent such bonus or incentive compensation was paid or earned on the basis of a statement of earnings, gains or other criteria that are later proven to be materially inaccurate.  These restrictions are applicable during the time the U.S. Treasury holds any debt or equity interest in the Company under the Capital Purchase Program, as explained below.

In addition, Section 304 of Sarbanes-Oxley does provide some ability to recover incentive awards in certain circumstances. If the Company is required to restate its financials due to noncompliance with any financial reporting requirements as a result of misconduct, the CEO and CFO must reimburse the Company for (1) any bonus or other incentive- or equity-based compensation received during the twelve (12) months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of securities of the Company during those twelve (12) months.

STOCK OWNERSHIP GUIDELINES

The Company has not adopted generally applicable stock ownership guidelines for its executive officers, but encourages stock ownership by its executive officers. However, the CEO’s Employment Agreement required that he make an investment of $1,000,000 in personal funds in the Company Stock, which he did in December 2006.  In addition, in order to align Mr. O’Brien’s interests with those of Stockholders, most of Mr. O’Brien’s compensation remains stock-based.  The Company has adopted stock ownership guidelines for Directors as discussed in greater detail under “Corporate Governance – Stock Ownership Guidelines.”

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL PAYMENTS

           Except for the employment agreement with Mr. O’Brien, the Company has no employment agreements with any of its officers, who serve as “at will” employees. As described below, the Company does have Change of Control Agreements with its senior officers, including the CFO and NEOs which provide for a period of employment following a change of control.  The employment and change of control agreements are subject to compliance with the American Recovery and Reinvestment Act of 2009, as discussed below.

Terms of Mr. O’Brien’s Agreement

           The Company and the Bank have entered into an employment agreement with Mr. O’Brien for a term of five years. The employment agreement provides for him to continue as the President and CEO of the Bank and the Company.  During the term of the agreement, Mr. O’Brien will also serve on the Company’s Board and the Bank’s Board. Mr. O’Brien receives an annual base salary of $100,000. He received a signing bonus of 83,612 shares of restricted stock valued at $1,500,000 as of the date of the grant.  The restricted stock will vest in 20 equal quarterly installments over five years. As of December 31, 2008, 37,629 shares had vested.  Mr. O’Brien is eligible for annual incentive awards with a target annual bonus of $225,000. Mr. O’Brien was also granted stock options to purchase 164,745 shares. The options have a ten-year term and vest at the rate of 20% per annum over five years and are exercisable at a price equal to the fair market value of the shares on the date of grant. As of December 31, 2008, 65,898 options had vested.  The stock-based awards were not made under the terms of the Company’s 2006 Equity Compensation Plan. Under the terms of his Employment Agreement, Mr. O’Brien agreed to personally invest $1,000,000 in shares of the Company within a reasonable period of time on mutually agreeable terms. This investment occurred in December 2006. See also “Stock Ownership Guidelines” discussed previously.

           In the event that Mr. O’Brien’s employment is terminated without cause or he resigns with good reason in the absence of a change of control, he is entitled to receive, in addition to earned but unpaid compensation, a cash severance payment equal to two times the sum of his target annual bonus and base salary rate and all stock options and restricted stock awards vest. If Mr. O’Brien is terminated without cause or resigns with good reason following a change of control, he is entitled to receive, in addition to earned but unpaid compensation, a cash severance payment equal to three times the sum of his annual salary plus target bonus amount, the most recent year’s annual incentive is paid and all stock options and restricted stock awards vest. These provisions are designed to provide Mr. O’Brien assurances that his employment agreement will be honored and to compensate him for the post-termination non-compete, confidentiality and non-solicitation provisions discussed below.  Vesting of stock options and restricted stock will be accelerated in the event of death and will continue to vest as if employment had not terminated in the event of disability. No cash severance payments are due in the event of termination of employment as a result of death, disability, discharge with cause or voluntary resignation without good reason.  Mr. O’Brien will also receive certain broad-based employee benefits and perquisites, including medical and dental insurance, life insurance, disability insurance, paid vacation, 401(k) and ESOP contributions.  Mr. O’Brien will also have use of a Company automobile.

In December 2008, the Company issued preferred shares and warrants to the U.S. Treasury under the Capital Purchase Program of the Emergency Economic Stimulus Act of 2008.  As a result of the Company’s participation in the CPP, Mr. O’Brien’s Employment Agreement was amended to require that Mr. O’Brien repay to the Company any bonus or incentive compensation paid to him or earned by him if and to the extent that such bonus or incentive compensation was paid or earned on the basis of a statement of earnings, gains or other criteria that are later proven to be materially inaccurate.  In addition, as required under the terms of the CPP, Mr. O’Brien’s Employment Agreement was amended to limit severance payments paid to Mr. O’Brien under the Employment Agreement to the maximum amount which may be paid without causing any amount paid to be an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Internal Revenue Code (the “Code”), as modified by Section 280G(e) of the Code, referred to as a “golden parachute payment” under 31 C.F.R. Part 30.  The foregoing amendments apply during the time the U.S. Treasury holds any debt or equity interest in the Company acquired under the CPP.

           Mr. O’Brien’s Employment Agreement also contains certain post-termination non-compete, confidentiality, non-solicitation of customers and non-solicitation of employees provisions that are designed to assist the Bank and the Company in preserving their franchise during a transition period following Mr. O’Brien’s departure in certain circumstances.

Change of Control Agreements

           Messrs. Finneran and Braun and Ms. Schaubeck have entered into Change of Control Agreements with the Company that provide for their continued employment for three years following a change in control. The Change of Control Agreements are designed to provide a financial incentive for the executives to remain in their positions through the closing of a change of control transaction. If the executive remains employed for one year after a change of control, he/she may voluntarily resign during the 30-day period immediately following the first anniversary after the change of control for any reason and receive a severance payment. If the executive is terminated without cause or resigns with good reason at anytime within three years he/she is entitled to a severance payment.  Messrs. Finneran and Braun and Ms. Schaubeck are entitled to two times their annual compensation.

As a result of the Company’s participation in the CPP, as discussed above, each of Messrs. Finneran’s and Braun’s and Ms. Schaubeck’s Change of Control Agreement was amended to require that the executive repay to the Company any bonus or incentive compensation paid to him or her or earned by him or her if and to the extent that such bonus or incentive compensation was paid or earned on the basis of a statement of earnings, gains or other criteria that are later proven to be materially inaccurate.  In addition, as required under the terms of the CPP, each of Messrs. Finneran’s and Braun’s and Ms. Schaubeck’s Change of Control Agreement was amended to limit severance payments paid to the executive under the Change of Control Agreement to the maximum amount which may be paid without causing any amount paid to be an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code, as modified by Section 280G(e) of the Code, referred to as a “golden parachute payment” under 31 C.F.R. Part 30.  The foregoing amendments apply during the time the U.S. Treasury holds any debt or equity interest in the Company acquired under the CPP.

Messrs. Finneran’s and Braun’s and Ms. Schaubeck’s Change of Control Agreements contain post-termination confidentiality, non-solicitation of customers and non-solicitation of employees provisions that are designed to assist the Company in preserving their franchise during a transition period following the executive’s departure in certain circumstances.

TAX AND ACCOUNTING CONSIDERATIONS

           The Company takes into account tax and accounting implications in the design of its compensation programs. For example, in the selection of long-term incentive instruments, the Compensation Committee reviews the projected expense amounts and expense timing associated with alternative types of awards. Under current accounting rules (i.e., Financial Accounting Standard 123, as revised in 2004), the Company must expense the grant-date fair value of share-based grants such as restricted stock, performance shares, and SARs settled in stock. The grant-date value is amortized and expensed over the service period or vesting period of the grant. In contrast, awards that are not share-based (e.g., phantom stock) are expensed based on a value that may fluctuate widely over the vesting period and is not fixed at grant date. In selecting appropriate incentive devices, the Compensation Committee reviews extensive modeling analyses and considers the related tax and accounting issues.

           Section 162(m) of the Internal Revenue Code places a limit on the tax deduction for compensation in excess of $1 million paid to the chief executive officer and four most highly compensated executive officers of a corporation in a taxable year. All of the compensation the Company paid in 2008 to the NEOs and Mr. O’Brien is expected to be deductible under Section 162(m). The Committee retains the flexibility, however, to pay non-deductible compensation if it believes doing so is in the best interests of the Company.

In addition, pursuant to the Capital Purchase Program, the Company has agreed with the U.S. Treasury that it will voluntarily limit the tax deduction claimed for compensation earned (regardless of when paid) by each of its NEOs to no more than $500,000 annually for the period during which the U.S. Treasury owns any debt or equity interest in the Company issued under the Capital Purchase Program.  Because the Company cannot predict the value that will be assigned to certain items of compensation, such as stock options and restricted stock, that is not determinable until the compensation is recognized for tax purposes, it cannot predict whether the voluntary $500,000 deduction limit will be exceeded.

AMERICAN RECOVERY AND REINVESTMENT ACT OF 2009

On February 17, 2009, President Obama signed into law the American Recovery and Reinvestment Act of 2009.  The ARRA includes strict limits on executive compensation for all CPP participants.  Among other things, the ARRA:

•
Prohibits the payment or accrual of any bonus, retention award or incentive compensation to, in the Company’s case, the five (5) most highly-compensated employees.  This prohibition does not apply to the granting of restricted stock, provided that the stock does not fully vest during the time the Treasury owns any debt or equity acquired under the CPP (unless the only securities outstanding are warrants acquired under the CPP) and the amount of restricted stock granted does not have a value greater than one-third of the total annual compensation of the recipient.  In addition, this prohibition does not apply to any bonus, retention award or incentive compensation paid under a valid employment agreement entered into on or before February 11, 2009.

•
Prohibits the payment of any severance or payment to any NEO or any of the next five (5) most highly-compensated employees for departure from the Company for any reason except for payments relating to services already performed or benefits previously accrued.

•
Requires the recovery by the Company of any bonus, retention award or incentive compensation paid to a NEO and any of the next twenty (20) most highly-compensated employees of the Company based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate.

•
Requires the Secretary of the Treasury to review bonuses, retention awards and other compensation paid to the NEOs and the next twenty (20) most highly-compensated employees of the Company before the date of enactment of the ARRA to determine whether any such payments were inconsistent with the purposes of the limitation on executive compensation contained in the Emergency Economic Stimulus Act of 2008.  If such a determination is made, the Secretary of the Treasury shall seek to negotiate with the Company and the recipient for appropriate reimbursement to the U.S. Government of such payments.

•
Requires the Board of Directors to institute a Company-wide policy regarding excessive or luxury expenditures, including entertainment or events, office and facility renovations, aviation or other transportation services and other activities that are not reasonable expenditures for staff development, reasonable performance incentives or other similar measures conducted in the Company’s normal course of business.

The ARRA provides that CPP participants shall be subject to the standards established by the Secretary of the Treasury implementing the above mentioned limitations and directs the Secretary to require each recipient of CPP funds to meet appropriate standards for executive compensation.  Because the ARRA ties compliance with the executive compensation provisions of the ARRA to standards that have not yet been established and issued by the Secretary of the Treasury, at this time it appears that the executive compensation provisions are not effective until the Secretary establishes and issues such standards.  It remains unclear, however, whether this is actually the case.  Therefore, at the time this Proxy Statement was published, the Compensation Committee believed it prudent to wait for clarification of the effective date for implementation of the executive compensation provisions before taking any action with respect to granting of incentive compensation for NEOs for 2008 or amending any compensation plans and agreements to incorporate the ARRA executive compensation provisions.

Compensation Committee Report

The following report of the Compensation Committee is made pursuant to the rules of the SEC.  This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed “filed” with the SEC.

The Compensation Committee has reviewed and discussed with executive management and PM&P the Compensation Discussion and Analysis.  Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2009 Proxy Statement and be incorporated by reference into the Company’s Annual Report on Form 10-K for the last fiscal year.

The Compensation Committee certifies that it has reviewed with the appropriate Company employees the NEO incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage NEOs to take unnecessary and excessive risks that threaten the value of the financial institution.

Respectfully submitted by the members of the Compensation Committee:

John F. Picciano, Chair
John J. LaFalce
Andrew J. Simons

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the NEOs for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006.  As discussed above under “American Recovery and Reinvestment Act of 2009,” the Compensation Committee has not taken any action with respect to the award of 2008 incentive compensation for the NEOs pending clarification of the effective date of implementation of the ARRA.  As a result, total compensation for 2008 could be higher than as set forth in the Summary Compensation Table.

Name and Principal Position		Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	All Other Comp. ($)	Total ($)

Thomas M. O’Brien.	Principal Executive Officer	2008 2007 2006	100,000 71,154 7,500	0 260,000(3) 0	321,665(2) 300,000 50,000	178,800(2) 178,800 29,800	0 0 0	0 0 0	43,611 34,133 2,100	644,076 844,087 89,400
Brian K. Finneran	Principal Financial Officer	2008 2007 2006	264,000 258,000 240,000	0 100,000 115,000	10,767 0 0	0 0 0	0 0 0	0 5,613 4,066	45,317 45,038 40,361	320,084 408,651 399,427
Frederick C. Braun, III	Executive Vice President	2008 2007 2006	264,000 258,000 240,000	0 75,000 130,000	16,150 0 0	0 0 0	0 0 0	0 2,976 2,054	43,430 47,017 42,338	323,580 382,993 414,392
Patricia M. Schaubeck	General Counsel	2008 2007 2006	200,000 100,000 n/a	0 35,000 n/a	8,613 0 n/a	0 0 n/a	0 0 n/a	0 0 n/a	28,299 9,878 n/a	236,912 144,878 n/a

1.
Effective as of January 1, 2008 the interest rate payable on deferred compensation and SERP balances is the applicable federal long-term rate published by the Internal Revenue Service.  For 2007 and 2006, interest earned on deferred compensation and SERP account balances was at a rate in excess of 120% of the applicable federal long-term interest rate in effect at that time.

2.	The value of the CEO’s equity compensation was established at the time he joined the Company and is based on a stock price of $17.84 per share.

3.	Represents an equity award of 20,123 shares of Company Stock at a grant date price of $12.92 per share.

Other Compensation

The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

			Employer 401(k) Contribution		Employer ESOP Contribution		Employer Paid Life Insurance
Name	Year	Perquisites	Qualified	Non- Qualified (1)	Qualified	Non- Qualified (1)	Supplemental Long-Term Disability (2)	Director Fees (3)	Total
Thomas M. O’Brien	2008 2007 2006	6,350 6,350 0	3,500 1,154 0	0 0 0	20,249 6,150 0	0 0 0	13,512 16,279 0	0 4,200 2,100	43,611 34,133 2,100
Brian K. Finneran	2008 2007 2006	5,628 6,950 4,926	8,050 6,750 6,600	0 0 2,286	20,249 18,450 17,380	11,390 12,888 9,169	0 0 0	0 0 0	45,317 45,038 40,361
Frederick C. Braun, III	2008 2007 2006	5,866 7,731 7,344	8,050 6,750 6,600	0 0 2,231	20,249 18,450 17,380	9,265 14,086 8,783	0 0 0	0 0 0	43,430 47,017 42,338
Patricia M. Schaubeck	2008 2007 2006	0 0 n/a	8,050 1,615 n/a	0 0 n/a	20,249 8,263 n/a	0 0 n/a	0 0 n/a	0 0 n/a	28,299 9,878 n/a

1.
Represents Company contributions to a SERP account on behalf of the named executive maintained at State Bank of Long Island.  Contribution is pursuant to a non-qualified deferred compensation arrangement for each officer for whom contributions under the 401(k) Plan and ESOP are limited by the applicable provisions of the Internal Revenue Code.

2.	Represents Company paid premium under supplemental long-term disability policy on behalf of the named executive.

3.	Mr. O’Brien’s director fees were eliminated effective July 1, 2007. See discussion under “CD&A – Chief Executive Officer Compensation.”

Grants of Plan-Based Awards

The following table provides information about Plan-based awards for 2008, 2007 and 2006.  During 2008, the Company had in effect an Equity Plan that provides for equity-based awards and an Incentive Award Plan that provides for non-equity awards. This table includes awards, if any, for 2008 awarded by the Compensation Committee.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options #	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Year	Grant Date	Threshold ($)	Target ($)
					Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas M. O’Brien.	2008 2007 2006	3/25/08 n/a n/a	n/a n/a n/a	225,000 225,000 n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	30,184 0 0	0 0 0	n/a n/a n/a	390,000 0 0
Brian K. Finneran	2008 2007 2006	3/25/08 n/a n/a	n/a n/a 0	n/a n/a 120,000	n/a n/a 240,000	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	5,000 0 0	0 0 0	n/a n/a n/a	64,600 0 0
Frederick C. Braun, III	2008 2007 2006	3/25/08 n/a n/a	n/a n/a 0	n/a n/a 120,000	n/a n/a 240,000	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	7,500 0 0	0 0 0	n/a n/a n/a	96,900 0 0
Patricia M. Schaubeck	2008 2007 2006	3/25/08 n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	4,000 0 0	0 0 0	n/a n/a n/a	51,680 0 0

1.	Threshold, Target and Maximum payout amounts reflect the amounts that were payable by applying the respective target and maximum percentage to the NEO’s base salary.

2.	Mr. O’Brien’s 2008 award includes 20,123 shares of Company Stock granted as an immediate short-term incentive award. All other 2008 awards are in the form of restricted stock vesting over five years.

Outstanding Equity Awards At 2008 Fiscal Year-End

The following table provides information on the current holdings of stock options and stock awards by the NEOs. This table includes unexercised stock option awards.  This table includes all awards, if any, for 2008 awarded by the Compensation Committee.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas M. O’Brien	65,898	98,847	0	$17.84	11/6/2016	45,983	$447,874	0	$0
Brian K. Finneran	6,300 6,000	0 0	0 0	$19.16 $22.63	2/23/2014 2/14/2015	0 0	$0 $0	0 0	$0 $0
Frederick C. Braun, III	3,936 11,668 7,778 6,614 6,300 6,000	0 0 0 0 0 0	0 0 0 0 0 0	$8.25 $10.28 $12.45 $13.61 $19.16 $22.63	2/28/2010 2/27/2011 2/26/2012 2/24/2013 2/23/2014 2/14/2015	0 0 0 0 0 0	$0 $0 $0 $0 $0 $0	0 0 0 0 0 0	$0 $0 $0 $0 $0 $0
Patricia M. Schaubeck	0	0	0	n/a	n/a	0	$0	0	$0

Option Exercises and Stock Vested

The following table provides information on options exercised and stock vested during the fiscal year 2008.  Mr. O’Brien had 32,949 shares of non-qualified options vest during 2008.  The value realized for options exercised reflects the difference between the option exercise price and the market price on the exercise date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas M. O’Brien	0	0	16,724	$204,618
Brian K. Finneran	7,630	$109,980	0	$0
Frederick C. Braun, III	0	0	0	$0
Patricia M. Schaubeck	0	0	0	$0

Pension Benefits

The Company does not maintain a defined benefit pension plan.

Nonqualified Deferred Compensation Table

As described in the Compensation Discussion and Analysis under “Deferred Compensation Arrangements,” certain executives, including NEOs, maintain deferred compensation accounts with the Company comprised of voluntarily deferred portions of their salary, annual incentive awards and contributions that exceed the amount that can be contributed under the Company’s qualified plans. The following table shows the amounts contributed in fiscal years 2008, 2007 and 2006 by the executive and the Company, the earnings in fiscal years 2008, 2007 and 2006 on the executive’s deferred compensation balances and the aggregate balances at the end of fiscal years 2008, 2007 and 2006.

Name	Year	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year -End ($)
Thomas M. O’Brien	2008 2007 2006	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Brian K. Finneran	2008 2007 2006	0 0 17,322	12,701 9,036 13,804	12,541 20,541 17,445	0 0 0	292,485 267,243 237,666
Frederick C. Braun, III	2008 2007 2006	0 0 4,462	13,882 8,656 13,578	6,933 10,896 8,841	0 0 0	162,911 142,096 122,544
Patricia M. Schaubeck	2008 2007 2006	0 0 n/a	0 0 n/a	0 0 n/a	0 0 n/a	0 0 n/a

1.	Represents elective deferral of salary and/or annual incentive award to a Deferred Compensation account maintained at State Bank of Long Island.

2.
Represents Company contributions to a SERP account on behalf of the named executive maintained at State Bank of Long Island. Contribution is pursuant to a non-qualified deferred compensation arrangement for each officer for whom contributions under the ESOP and the 401(k) Plan are limited by the applicable provisions of the Internal Revenue Code.

3.
Represents interest earned on SERP and deferred compensation accounts.  Effective as of January 1, 2008 the interest rate payable on SERP and deferred compensation accounts is the applicable federal long-term rate published by the Internal Revenue Service.  For 2007 and 2006, interest earned on SERP and deferred compensation accounts was at a rate in excess of 120% of the applicable federal long-term interest rate.

Potential Payments Upon Termination or Change in Control

As described in the Compensation Disclosure and Analysis, other than with Mr. O’Brien, the Company does not have any employment agreements with the NEOs who serve as “at will” employees. The Company does have Change of Control Agreements, described in the Compensation Disclosure and Analysis under “Employment Agreements and Change of Control Payments.”  Mr. O’Brien’s Employment Agreement and the Change of Control Agreements provide for post-termination payments following a change of control. The table that follows reflects the amount of compensation payable to each of the NEOs in the event of termination of such executive’s employment related to a change of control.  The amounts shown assume that such termination was effective as of December 31, 2008, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive's separation from the Company.

Because we do not have employment agreements requiring any additional payments to be made to any executive or enhancement of benefits upon termination of employment other than in connection with a change of control, the only scenario shown below is termination of employment as a result of a change of control.  Any payments made upon termination absent a change of control relate to deferred compensation that is already vested.  Payment of these vested benefits would not be accelerated so that the executive would not gain any additional benefit from termination of employment, nor would the Company be liable for any benefits to which the executives are already entitled.

The amounts shown represent liabilities to the Company related to cash severance and acceleration of unvested equity.  Mr. O’Brien’s Employment Agreement and the Change of Control Agreements with Messrs. Finneran and Braun and Ms. Schaubeck limit severance payments paid to the executive to the maximum amount which may be paid without causing any amount paid to be an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code, as modified by Section 280G(e) of the Code.  Where applicable, these limitations are shown in the footnotes to the table.

Compensation & Executive Benefits and Payments Upon Termination or Change of Control (1)	Mr. O'Brien	Mr. Finneran	Mr. Braun	Ms. Schaubeck
Death
Employment Agreement (2)	$481,000
2006 Equity Compensation Plan	$8,000	$4,000	$6,000	$3,000
Disability
Employment Agreement (3)	$459,000
2006 Equity Compensation Plan	$8,000	$4,000	$6,000	$3,000
Discharge without Cause or Resignation with Good Reason
Employment Agreement (4)	$1,131,000
Change of Control
2006 Equity Compensation Plan	$32,000	$49,000	$73,000	$39,000
Death after Change of Control
Employment or Change of Control Agreement (5)	$481,000	$25,000	$18,000
2006 Equity Compensation Plan	$32,000	$49,000	$73,000	$39,000
Disability after Change of Control
Employment or Change of Control Agreement (6)	$459,000	$29,000	$25,000	$10,000
2006 Equity Compensation Plan	$32,000	$49,000	$73,000	$39,000
Discharge with Cause or Resignation without Good Reason after Change of Control
Employment or Change of Control Agreement (7)		$29,000	$25,000	$10,000
2006 Equity Compensation Plan	$32,000	$49,000	$73,000	$39,000
Discharge without Cause or Resignation with Good Reason after Change of Control
Employment or Change of Control Agreement (8) (9)	$1,456,000	$892,000	$918,000	$595,000
2006 Equity Compensation Plan	$32,000	$49,000	$73,000	$39,000

1.
All calculations involving the Common Stock of the Company assume a price of $9.74 per share, the closing price of the Common Stock of the Company on NASDAQ on December 31, 2008.  All present value calculations make use of the appropriate short-, mid- or long-term applicable federal interest rate for December 2008 under section 1274(d) of the Code.  In general, we consider each scenario listed in this table to be exclusive of all other scenarios and do not expect that any of our executive officers would be eligible to collect the benefits shown under more than one scenario.

2.
In the event of death, Mr. O'Brien's Employment Agreement and attendant stock option and restricted stock agreements provide for immediate vesting of the initial options and restricted stock awarded to him under those agreements as a signing bonus, as well as continued medical insurance coverage of his family until his spouse is eligible for Medicare.

3.
In the event of disability, Mr. O'Brien's Employment Agreement and attendant stock option and restricted stock agreements provide for continued vesting of the initial options and restricted stock awarded to him under those agreements as a signing bonus, as well as continued medical insurance coverage of his family until both he and his spouse are eligible for Medicare.

4.
In the event of discharge without cause or resignation with good reason, Mr. O'Brien's Employment Agreement and attendant stock option and restricted stock agreements provide for a lump-sum payment equal to two times the sum of his most recent base salary and his target bonus.  In addition, they provide for immediate vesting of the initial options and restricted stock awarded to him under those agreements as a signing bonus, as well as continued medical insurance coverage of his family until both he and his spouse are eligible for Medicare.

5.
In case of death after a change of control, the Change of Control Agreements of Mr. Finneran, Mr. Braun and Ms. Schaubeck provide for continuing insurance coverage of the executive's family for two years following death.  Mr. O'Brien's agreements make no distinction regarding payments or benefits on death due to a change of control.

6.
In case of disability after a change of control, the Change of Control Agreements of Mr. Finneran, Mr. Braun and Ms. Schaubeck provide for continuing insurance coverage of the executive's family for two years following disability.  Mr. O'Brien's agreements make no distinction regarding payments or benefits on disability due to a change of control.

7.
In case of discharge with cause or resignation without good reason after a change of control, the Change of Control Agreements of Mr. Finneran, Mr. Braun and Ms. Schaubeck provide for continuing insurance coverage of the executive's family for two years following discharge.  Mr. O'Brien's agreements make no provision for payments or benefits after employment on discharge with cause or resignation without good reason.

8.
In case of discharge without cause or resignation with good reason after a change of control, the Change of Control Agreements of Mr. Finneran, Mr. Braun and Ms. Schaubeck provide for continuing insurance coverage of the executive's family for two years following discharge and a lump sum payment equal to two times the sum of (x) the executive's annual base salary, (y) the executive's highest annual bonus for the last three years and (z) the aggregate employer contributions to the executive's accounts in the most recently completed year under all qualified and non-qualified defined contribution plans.  Where termination without cause or resignation with good reason occurs after a change of control, Mr. O'Brien's agreements increase the amount of his lump-sum payment otherwise payable upon termination or resignation absent a change of control.  After a change of control, the amount of this lump-sum payment is three times the sum of his most recent base salary and his target bonus, rather than two times this sum.

9.
The Change of Control Agreements of Mr. Finneran, Mr. Braun and Ms. Schaubeck provide that payments and benefits under these agreements will be reduced to the extent required to avoid taxation of "excess parachute payments" under Sections 280G and 4999 of the Code.  The amount provided here for Ms. Schaubeck has been reduced by $584 to avoid this taxation.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

To the knowledge of Management, as of the record date, March 20, 2009, the only persons owning beneficially or of record more than 5% of the outstanding shares of Company Stock included the following:

Name and Address of Owner	Nature of Ownership	Number of Shares	Percentage of Class (1)
State Bancorp, Inc. Employee Stock Ownership Plan 699 Hillside Avenue New Hyde Park, NY 11040	Beneficial	1,323,077(2)

(1)	Based on the ___________ total outstanding shares of Company Stock as of March 20, 2009.

(2)
Based on the schedule 13G/A filed with the Securities and Exchange Commission on March 16, 2009.  The Company’s Compensation Committee, a Plan fiduciary, shares voting and investment power with Plan participants.

Security Ownership of Management

The following table sets forth the beneficial ownership of Company Stock as of March 3, 2009 by each director (including all of the Company’s NEOs) and by all current directors and NEOs as a group. Each director and/or officer has sole voting and investment power over his or her shares of Company stock except as otherwise indicated below.

Name	Number of Shares	Percent of Total (14)
Thomas E. Christman	21,328	*
Arthur Dulik, Jr. (1)	27,435	*
Nicos Katsoulis	5,331	*
John J. LaFalce (2)	6,738	*
K. Thomas Liaw (3)	9,177	*
Thomas M. O’Brien (4) (12)	333,848	2.28%
John F. Picciano (5)	98,497	*
Suzanne H. Rueck (6)	63,566	*
Andrew J. Simons (7)	6,529	*
Jeffrey S. Wilks (8)	93,788	*
Frederick C. Braun, III (9) (12)	90,275	*
Brian K. Finneran (10) (12)	97,568	*
Patricia M. Schaubeck (11) (12)	9,582	*
All directors and executive officers as a group (13 persons) (12) (13)	863,662	5.90%

*	Less than 1%.

(1)	Includes 16,925 shares to which Mr. Dulik shares voting and investment power.
(2)	Includes 3,000 shares to which Mr. LaFalce shares voting and investment power.
(3)	Includes 4,848 shares to which Mr. Liaw shares voting and investment power.
(4)
Includes 56,044 shares of restricted stock that remain subject to vesting and includes 65,898 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 3, 2009.

(5)	Includes 90,171 shares to which Mr. Picciano shares voting and investment power.
(6)	Includes 43,177 shares to which Ms. Rueck shares voting and investment power.
(7)	Includes 1,600 shares to which Mr. Simons shares voting and investment power.
(8)	Includes 78,317 shares to which Mr. Wilks shares voting and investment power.
(9)
Includes 7,500 shares of restricted stock that remain subject to vesting.  Includes 42,296 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 3, 2009.

(10)
Includes 5,000 shares of restricted stock that remain subject to vesting.  Includes 12,300 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 3, 2009. Includes 39,951 shares to which Mr. Finneran shares voting and investment power.

(11)	Includes 4,000 shares of restricted stock that remain subject to vesting.
(12)	Includes allocated shares held by the ESOP for the benefit of the person named.
(13)	Includes 120,494 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 3, 2009.
(14)	Based on the 14,529,349 total shares outstanding as of March 3, 2009 plus the 120,494 shares which such persons have the right to acquire within 60 days of March 3, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           The Company is required to identify any director, officer, or person who owns more than 10% of a class of equity securities who failed to timely file with the SEC a required report relating to ownership and changes in ownership of the Company’s equity securities. Based solely on information provided to the Company by such persons, the Company believes that all officers and directors and all 10% Stockholders of the Company made all required filings during and for the fiscal year ended December 31, 2008.  In making these statements, the Company has relied upon examination of the copies of Forms 3, 4 and 5 provided to the Company and the written representations of its directors and officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Some of the directors and officers of the Company or the Bank and some of the corporations and firms with which these individuals are associated also are customers of the Bank in the ordinary course of business, or are indebted to the Bank in respect of loans of $120,000 or more, and it is anticipated that some of these individuals, corporations and firms will continue to be customers of, and indebted to, the Bank on a similar basis in the future. All loans extended to such individuals, corporations and firms (i) were made in the ordinary course of business, (ii) in the opinion of management did not involve more than normal risk of collectability or present other unfavorable features, and (iii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons.  All of such loans are current in accordance with their payment terms.

  In February 2005, after receiving approval from the Board of Directors, the Bank entered into a lease for a new branch in Westbury, New York.  The landlord, Westbury Plaza Associates, L.P., is a limited partnership beneficially owned and controlled by the farther-in-law of Mr. Wilks, a director of the Company and the Bank.  The branch opened in January 2006.  The lease has a term of ten (10) years with two five (5) year options to renew.  In fiscal year 2008, the Company paid approximately $140,000 to the Landlord for base rent and additional rent and approximately $40,000 for real estate taxes.  At the time of its signing in 2005, the Board determined that the terms of this lease were no less favorable to the Company than could have been obtained from an unaffiliated third party.

             There were no other transactions in 2008 involving officers, directors or beneficial owners of more than 5% of the Company’s common stock, or any immediate family member of the foregoing persons, or any corporation or organization of which any officer or director of the Company is an executive officer or partner or, directly or indirectly, the beneficial owner of 10% or more of such organization’s voting stock, or any trust or estate in which any officer or director of the Company has a substantial interest or as to which such person serves as a trustee or in a similar capacity, that had a direct or indirect interest in any transaction involving the Company or its subsidiaries which exceeded $120,000.

  NASDAQ rules require that each related party transaction be specifically reviewed by the Audit Committee of the Company and recommended to the Board of Directors for approval or disapproval. In determining whether to approve a related party transaction, the Board of Directors will take into account, among other factors, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As previously disclosed, on July 18, 2007, the Company was served with a Summons and Complaint in a purported shareholder derivative lawsuit, filed in Supreme Court of the State of New York, County of Nassau (Index No. 07-012411) by Ona Guthartz, First Wall Securities, Inc. and Alan Guthartz as custodian for Jason Guthartz (the “Derivative Lawsuit”), identifying themselves as shareholders of the Company and purporting to act on behalf of the Company, naming the Company as nominal defendant and certain of the Company’s current and former directors and officers as defendants.  A Final Judgment and Order of Dismissal was entered on August 5, 2008 with respect to the Derivative Lawsuit.  As part of the Final Judgment and Order, the court determined that each of the individual defendants was fairly and reasonably entitled to be indemnified by the Company for their legal fees and expenses incurred in connection with the defense and settlement of the Derivative Lawsuit.  The amount of legal expenses paid by the Company for the period February 1, 2008 through February 28, 2009 for each of the named individuals is as follows:  Thomas F. Goldrick, Jr. $56,321 (no longer a director of the Company); Richard W. Merzbacher $60,770 (no longer a director of the Company); Daniel T. Rowe $17,822 (no longer a director of the Company); Thomas E. Christman, Arthur Dulik, Jr., K. Thomas Liaw, Gerard J. McKeon, Joseph F. Munson, John F. Picciano, Suzanne H. Rueck, Andrew J. Simons and Jeffrey S. Wilks, as a group, $480,416 (Messrs. McKeon and Munson are no longer directors of the Company); Frederick C. Braun, III $39,522; Kevin Hennessy $40,615 (no longer an employee of the Company); Kenneth M. Scheriff $54,461 (no longer an employee of the Company); and Peter J. Yovine $29,788 (no longer an employee of the Company).

PROPOSAL 1

ELECTION OF DIRECTORS

           At the Meeting, three (3) directors of the Company are to be elected to three-year terms, each to serve until his successor is elected and has qualified, and one (1) director of the Company is to be elected to a one-year term, to serve until his successor is elected and has qualified.  The Board of Directors of the Company, upon recommendation of the Nominating and Governance Committee, has nominated the following persons to three-year terms:  Thomas E. Christman, Nicos Katsoulis, and Andrew J. Simons, and the following person to a one-year term: K. Thomas Liaw.  All of the nominees are members of the present Board of Directors of the Company, with terms expiring at the Meeting.

Proxies returned by Stockholders and not revoked will be voted for the election of the above nominees as directors unless Stockholders instruct otherwise on the proxy. If any nominee shall become unavailable for election, which is not anticipated, the shares represented by proxies which would otherwise have been voted for such nominee, in accordance with this Proxy Statement, will be voted for such substitute nominee as may be designated by the Board of Directors of the Company.

As more fully described below under the caption “PROPOSAL 3 – AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE VOTE REQUIRED FOR THE ELECTION OF DIRECTORS,” in connection with the Final Judgment and Order of Dismissal in the Derivative Lawsuit, the Company is required to implement a majority voting policy in director elections.  The Company has implemented the majority voting policy by adopting amendments to its By-laws effective September 29, 2008, and presenting for Stockholder approval, as Proposal No. 3, amendments to its Certificate of Incorporation.  If Proposal No. 3 is approved by Stockholders, the Company will file the Certificate of Amendment of Certificate of Incorporation (the “Certificate of Amendment”) with the New York Secretary of State.  In accordance with the New York Business Corporation Law, the Certificate of Amendment will take effect only upon such filing.  As a result, the Company cannot compel the resignation of a nominee who fails at this Annual Meeting to receive a majority of the votes cast with respect to his election.  Each nominee, however, can cause the majority voting policy to be in effect in substance at this Annual Meeting with respect to his own election by voluntarily tendering his resignation in the event he fails to receive a majority of the votes cast.  The Company intends to file a Current Report on Form 8-K following the Annual Meeting to disclose the voting results of all of the proposals voted on at the Annual Meeting.  As part of that disclosure, any nominee who has failed to receive more votes FOR than WITHHOLD and has not tendered his resignation as a director will be identified.

           The following table contains the names and ages of the current directors of the Company whose terms will continue beyond the Meeting and those directors of the Company whose terms expire at the Meeting who have been nominated for re-election, with those directors who presently are nominated for re-election at the Meeting listed first. Opposite the name of each director is the year such person’s term of office expires, the year each first became a director of the Company or the Bank, the principal occupation(s) of each during the past five years, and other directorships of public companies held by each.

Name and Age	Length of Service as Director and Expiration of Term	Principal Occupation During Past 5 Years and Directorships of Public Companies (1)

Nominees

Thomas E. Christman (68)	Since 2001 Expires 2009	Adjunct Professor of Finance, St. John’s University, formerly Consultant to Quick & Reilly/Fleet Securities Inc., Financial services

Nicos Katsoulis (49)	Since 2007 Expires 2009	Private commercial real estate investor (since 1988); Executive Vice President and Chief Lending Officer of Atlantic Bank of New York (from 1991 until 2006)

Andrew J. Simons (70)	Since 2004 Expires 2009	Acting Dean, St. John's University School of Law (since November 2008); Formerly was Associate Academic Dean, St. John’s University School of Law

K. Thomas Liaw (50)	Since 2004 Expires 2009	Professor of Finance, St. John’s University; Chairman of the Department of Economics and Finance, St. John's University (1999 – January 2009)

Directors Continuing in Office

Arthur Dulik, Jr. (62)	Since 1996 Expires 2010
Chief Financial Officer, Nycomed US, Inc. (formerly ALTANA Inc., Pharmaceuticals) (since January 2007); Chief Financial Officer, ALTANA Pharma US, Inc., Pharmaceuticals (from June 2004 until January 2007); Chief Financial Officer, Altana, Inc. (from March 1980 through June 2004)

Thomas M. O’Brien (58)	Since 2006 Expires 2010
President and Chief Executive Officer, State Bancorp, Inc. and State Bank of Long Island (since April 2007); President and Chief Operating Officer, State Bancorp, Inc. and State Bank of Long Island (November 2006 to April 2007); President, New York Commercial Bank (April 2006 until July 2006); President and Chief Executive Officer, Atlantic Bank of New York (2000 until April 2006)

John J. LaFalce (69)	Since 2007 Expires 2011
Special Counsel to Hogan Willig, a law firm located in Amherst, New York (since 2006); Distinguished University Fellow at Niagara University, New York (since 2006); United States Congressman for 36th Congressional District (from 1975 until 2002), serving, among other things, as Chairman of the Small Business Committee and member of Financial Services Committee; Peter Canisius Distinguished University Professor at Canisius College, New York (from 2003 until 2006).

John F. Picciano (65)	Since 1989 Expires 2011	Senior Partner, Picciano & Scahill P.C., Attorneys

Suzanne H. Rueck (46)	Since 1992 Expires 2011	Director, New Hyde Park Inn, Restaurant and Catering (until January 2005) and President, SHR Designs Ltd. (since May 2004)

Jeffrey S. Wilks (49)	Since 2001 Expires 2011	Vice President and Director of New Business Development, Spiegel Associates, real estate owners and developers

(1)	Unless otherwise indicated, the business experience of each director during the past five years was that typical to a person engaged in the principal occupation listed for each.

The above-listed persons are also presently serving as directors of the Bank, with the term of each to expire in the same year in which his or her term as director of the Company is to expire. It is anticipated that each director of the Company elected at the Meeting will shortly thereafter be elected to a conforming term as director of the Bank.

The Board of Directors of the Company held ten (10) meetings during 2008.  During the year ended December 31, 2008, each director of the Company attended at least 75% of the total of the number of Board meetings held (while he or she was a director) and the number of meetings held by all committees of the Board on which he or she served (while he or she served).

On August 6, 2008, the Company reported in an 8-K filing that Gerard J. McKeon tendered his resignation from the Board of Directors of the Company and the Bank effective as of the September 30, 2008.  On January 28, 2009, the Company reported in an 8-K filing that Joseph F. Munson resigned from the Company and the Bank effective January 31, 2009.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS

CORPORATE GOVERNANCE

           The Board of Directors of the Company has adopted Corporate Governance Guidelines that contain a number of corporate governance initiatives designed to comply with the NASDAQ corporate governance listing standards, the Sarbanes-Oxley Act of 2002 (“SOX”) and the rules and regulations of the SEC. The Company has also adopted charters for the Compensation Committee, Nominating and Governance Committee and Audit Committee in order to implement the rules and standards. The Committee charters, Corporate Governance Guidelines, the Company’s Code of Ethics for Chief Executive and Senior Financial Officers and the Company’s Code of Business Conduct and Ethics are available for review at the Company’s website, www.statebankofli.com. Several significant corporate governance initiatives adopted by the Board of Directors are discussed below.

Director Independence

The Board of Directors is comprised of a majority of independent directors, as affirmatively determined by the Board of Directors, in accordance with the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules promulgated thereunder and the applicable rules of NASDAQ. The Board of Directors has adopted a set of independence standards to aid it in determining director independence (the “Director Independence Guidelines”), in accordance with the NASDAQ corporate governance listing standards. Pursuant to these independence standards, a director must not have a relationship with the Company or its management, other than as a director, which would interfere with the exercise of independent judgment. The independence standards are available at the Company’s website at www.statebankofli.com. The Board has conducted an annual review of director independence. During this review, the Board has considered transactions and relationships during the prior year between each director or any member of his or her immediate family and the Company and its subsidiaries, affiliates, and equity investors, including those reported under “Certain Relationships and Related Transactions” above. The Board also examined transactions and relationships between directors or their affiliates and members of senior management or their affiliates. The purpose of the review was to determine whether any such relationships were inconsistent with a determination that the director is independent. As a result of this review, the Board of Directors has determined that the nominees, Thomas E. Christman, Nicos Katsoulis, K. Thomas Liaw and Andrew J. Simons, and the following continuing directors meet the Company’s standard of independence: Arthur Dulik, Jr., John J. LaFalce, Suzanne H. Rueck, John F. Picciano and Jeffrey S. Wilks.  In determining that Mr. Wilks is independent, the Board took into account the transaction between the Bank and Westbury Plaza Associates, L.P., which is further described under the caption “Certain Relationships and Related Transactions” in this Proxy Statement.  The remaining director, Mr. O’Brien, who is an executive officer of the Company, was not determined to be an independent member of the Board of Directors.

Audit Committee Independence, Financial Literacy and Audit Committee Financial Expert

           The Audit Committee was comprised of four (4) directors in 2008 and is now comprised of three (3) directors, each of whom has been determined by the Board of Directors to be independent as defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules and Rule 10A-3 of the Exchange Act and free from any relationship that would interfere with the exercise of his or her independent judgment. The Board of Directors has also determined that each member of the Audit Committee also satisfies the independence, experience and financial literacy requirements of NASDAQ and SEC Rule 10A-3 and Section 10A of the Exchange Act.

           All members of the Audit Committee shall be financially literate at the time of appointment within the meaning of the applicable NASDAQ listing requirement. At least one member of the Audit Committee shall be an audit committee financial expert, within the definition of applicable rules. The Board of Directors has determined that each member of the Audit Committee satisfies those experience and financial literacy requirements, and that Mr. Dulik qualifies as an “audit committee financial expert” as such term is defined by the SEC.

Audit Committee

           The Audit Committee assists the Board of Directors in fulfilling its responsibility to Stockholders relating to the quality and integrity of the Company’s financial reports and accounting and reporting practices. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.statebankofli.com.  Its duties include selecting and retaining, and terminating when appropriate, the Company’s independent public accounting firm; reviewing the qualifications, independence and performance of the Company’s independent public accounting firm; reviewing the scope, magnitude and budgets of all examinations of the Company’s financial statements by the Company’s independent public accounting firm; reviewing general policies and procedures with respect to accounting and financial matters and internal controls; reviewing and approving the costs and types of audit and non-audit services performed by the Company’s independent public accounting firm; meeting with the Company’s independent public accounting firm not less than once a year without Company representatives to discuss internal controls and accuracy and completeness of the financial statements; receiving analyses and comments regarding accounting pronouncements; overseeing the internal audit function; reviewing and concurring the appointment, replacement, or dismissal of the chief audit executive; reviewing with management and the chief audit executive the charter, budget and ratifying of the internal audit function; reviewing and approving the annual audit plan; reviewing and approving any cosourcing arrangements; reviewing the results of audits with the Company’s independent public accounting firm, the internal auditors and management with a focus on difficulties encountered, material errors or irregularities, weaknesses in internal accounting controls and similar issues, and notifying the Board of Directors of major problems or deficiencies discovered with respect to its duties.

During 2008 the Audit Committee held four (4) meetings and its members are Ms. Rueck and Messrs. Dulik (Chair) and Katsoulis.  Mr. Katsoulis was appointed by the Board to the Audit Committee on February 24, 2009.  Gerard J. McKeon resigned from the Board and the Audit Committee effective September 30, 2008 and Joseph F. Munson resigned from the Board and the Audit Committee effective January 31, 2009.

Nominating and Governance Committee

           The Nominating and Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance. In addition, the Committee is responsible for developing criteria for the selection and evaluation of directors and recommends to the Board of Directors candidates for election as directors and senior management. The Board of Directors has determined that each of the members of the Committee meets the definition of “independence” set forth in NASDAQ’s corporate governance listing standards and the Director Independence Guidelines adopted by the Company’s Board of Directors. The Committee is composed of Messrs. Christman, LaFalce and Wilks and is chaired by Mr. Wilks. The Committee met four (4) times in 2008, and one (1) time in 2009, at which meetings it made recommendations for nominees to the Board of Directors.

           The Nominating and Governance Committee believes that nominees for director should satisfy the following minimum qualifications:

(1)	Be at least 21 years of age, but no more than 71 years of age, as of the date of the annual meeting at which such candidate is proposed to be elected to the Board of Directors;

(2)	Own Company Stock, as required by the Company’s by-laws and as specified in Director ownership guidelines;

(3)	Possess sufficient and relevant business experience to enable them to perform the duties and undertake the responsibilities required of a member of the Board of Directors of a banking company;

(4)	Demonstrate willingness to apply sound and independent business judgment;

(5)	Possess the ability to read and understand Bank financial statements;

(6)	Demonstrate high moral character and integrity;

(7)	Possess an ability to work effectively with others;

(8)	Have sufficient time to devote to the affairs of the Company; and

(9)	Be free from conflicts of interest that would prevent the fulfillment of the director’s duties to the Company.

Qualified candidates for membership on the Board of Directors are considered without regard to race, sex, religion, ancestry, national origin or disability. The Nominating and Governance Committee reviews the qualifications and backgrounds of the candidates, as well as the overall composition of the Board of Directors. The Committee evaluates whether a candidate is independent within the meaning of the Company’s independence guidelines.

The Nominating and Governance Committee’s process for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any transactions of such directors with the Company during their term. Recommendations for nomination may be made by members of the Committee or by Stockholders, other directors, senior management or, if the Committee so elects, by a paid search firm. After considering the candidates, the most highly qualified candidates will be interviewed by the Committee and senior management. The full Committee will then meet to discuss and approve the final slate of candidates to be recommended to the Board of Directors for nomination. The Committee will consider a candidate recommended by Stockholders if such candidate has consented in writing to his or her nomination, the recommendation is submitted in writing to the Committee within the time permitted by the By-Laws for a Stockholder nomination, the information required by the By-Laws for a Stockholder nomination accompanies the recommendation and the minimum stock ownership criteria set forth in the By-Laws for a Stockholder nomination are met. Stockholders may also nominate candidates directly at the annual meeting, provided that they comply with the information, time and share ownership requirements set forth in the Company’s By-Laws. For a copy of the applicable By-Law provisions, please submit a request in writing to the Secretary of the Company, State Bancorp, Inc., Two Jericho Plaza, Jericho, New York 11753. The Committee will evaluate recommendations from Stockholders meeting these requirements in the same manner as all other candidates for nomination. The Nominating and Governance Committee nominating procedure is posted on the Company’s website at www.statebankofli.com.

Compensation Committee

           The Compensation Committee’s primary purpose is to assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s NEOs.  The Committee adopts, administers, approves and ratifies awards under incentive compensation and stock plans.  It also oversees preparation of executive compensation disclosures for inclusion in the Company’s Proxy Statement. The charter of the Compensation Committee is available on the Company’s website (www.statebankofli.com) through the Investor Relations, Corporate Governance section, and is also available in print upon request (submit request for copies of the charter to State Bancorp, Inc., Attn: Janice Clark, Secretary, Two Jericho Plaza, Jericho, New York  11753).

 The Compensation Committee reviews and approves the corporate goals and objectives relevant to the compensation of the NEOs, evaluates performance and sets the compensation levels for the NEOs based on its delegated authority and recommends to the Board of Directors the compensation level of the CEO. The Compensation Committee has the delegated authority, in its discretion, to fix awards under the Company’s cash bonus incentive compensation plan and long-term incentive plan.  The Compensation Committee may also recommend to the Board that the Company make long-term or short-term incentive awards outside the scope of the Company’s established plans.  The Compensation Committee may not delegate its authority.

           As of March 15, 2009, the members of the Company’s Compensation Committee are John F. Picciano (Chair), John J. LaFalce and Andrew J. Simons, each of whom is “independent” within the meaning of the listing standards of the NASDAQ, is a “non-employee director” within the meaning of Rule 16b-3 of the Securities and Exchange Commission (the “SEC”) and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986.  The Committee met nine (9) times in 2008.

Communication with the Board of Directors

The Board of Directors does not currently provide a process for Stockholders to send communications to the Board of Directors or any of the directors individually. The Company believes that senior management, as opposed to individual directors, provides the public voice of the Company, and that Stockholders can effectively communicate with the Company by contacting the management of the Company through either regular mail, e-mail or in person. Stockholders also have meaningful access to the Board of Directors through the Stockholder proposal process, which is described in detail below under “Stockholder Proposals.”

Board of Directors Attendance Policy

The Company encourages, but does not require, all of its directors to attend annual Stockholders’ meetings of the Company. Last year all of the directors, other than Mr. LaFalce, who was incapacitated due to a medical injury, were in attendance at the 2008 annual meeting of the Company’s Stockholders.

Stock Ownership Guidelines

The By-laws require that every Director must be a Stockholder of the Company.  The Board of Directors believes that its members should develop a meaningful equity ownership of the Company over time.  Stock ownership aligns the interests of the Board with that of Stockholders.  Under the Company’s Corporate Governance Guidelines, each director must beneficially own no fewer than 5,000 shares of the Common Stock of the Company, exclusive of any unexercised option grants and unvested restricted stock grants.  Directors have until June 12, 2010 to meet this standard.  Future directors shall have no more than forty-eight (48) months from the date they become a director to acquire the requisite number of shares.  On February 24, 2009 the Board resolved to increase the minimum stock ownership requirements for Directors, effective May 1, 2009.  The revised guidelines require that Directors own a minimum of the lesser of $150,000 worth of Stock or 20,000 shares.  Directors must achieve the revised minimum ownership requirements within four (4) years of becoming a Director; however, current Directors with three (3) or more years of service as of February 24, 2009 must achieve the revised minimum ownership requirements within two (2) years of May 1, 2009.

DIRECTOR COMPENSATION

            For the period January 1, 2008 through April 30, 2008, each Director of the Bank who was not an employee thereof received an annual retainer of $10,000 (pro rated through April 30, 2008), $500 for each Board committee attended and $700 for each meeting of the Board of Directors attended.  Each of the two members of the Special Litigation Committee that was formed in connection with the Derivative Lawsuit received a monthly fee of $10,000.  The last fee paid to these Committee members was a pro rata payment for one-half the month of June 2008.  The Committee was disbanded with the settlement of the Derivative Lawsuit.  Each Director of the Bank who was not an employee thereof and served as Chairman of a Committee other than the Audit Committee, received an additional stipend of $2,000 (pro rated through April 30, 2008).  The Chairman of the Audit Committee received an additional stipend of $7,000 (pro rated through April 30, 2008).

For the period May 1, 2008 through April 30, 2009, each Director of the Bank (other than the non-executive chair) who is not an employee thereof receives an annual retainer of $10,000, an annual Committee retainer fee of $4,000 for each Committee on which a Director sits and an annual Committee chair fee for each Committee a Director chairs in the amount of $7,000 for the Audit Committee, $5,000 for the Loan Committee, and $2,500 for Executive Compensation, Nominating & Governance and all other committees.  The non-executive chair of the Board receives only a $30,000 annual retainer fee and no Board or Committee meeting attendance fees are paid.

Directors may elect to defer the receipt of all or any portion of their director’s compensation. Amounts deferred are allocated to a deferred compensation account.  Effective January 1, 2008, the Bank’s Prime Rate was eliminated as the crediting rate and replaced with the applicable federal long-term rate published by the Internal Revenue Service for the first month in each calendar quarter, reset quarterly.  All accounts will be unfunded and general obligations of the Bank. Distributions from a deferred compensation account commence after termination of service on the Board of Directors, death or disability, or at a date previously designated by the participating Director.

The Company maintains the 2008 Non-Employee Directors Stock Plan (the “Directors Stock Plan”).  The Directors Stock Plan is designed to increase Directors’ beneficial ownership in the Company and more closely tie their interest in the long-term growth and profitability of the Company with that of Stockholders.

Under the Directors Stock Plan, non-employee directors currently receive an annual grant of 1,500 shares of Company Stock, or such greater or lesser number of shares of Company Stock as the Compensation Committee may determine, in consideration for services rendered as a director for the previous year.  The shares are fully vested and non-forfeitable on the date of grant and carry full voting and dividend rights from the date of grant.  Shares awarded may not be sold or transferred as long as the recipient remains a member of the Board.

For services rendered during 2008, on January 2, 2009 each Director was awarded 1,000 shares of Company Stock.  The award was pro-rated since the Directors Stock Plan only became effective in April 2008.

Prior to adoption of the Directors Stock Plan, the Company maintained the Director Stock Plan (1998) (the “Expired Plan”).  Under the Expired Plan, each non-employee director was granted an award of share credits in respect of the preceding year in an amount equal to $14,000 divided by the market value of one share of Stock as of the last reported sale price during the last calendar year.  Awards were pro-rated where a director did not serve for all of the preceding year.  After termination of service as a director, all awards were paid in shares of stock to the Director.  The awards were credited annually with dividend payments.

No share credits were awarded after April 30, 2008.  All share credits under the Expired Plan were converted to shares of Company Stock and deposited into a rabbi trust on September 24, 2008.  On January 2, 2009, the shares of Company Stock were distributed as follows:  Mr. Christman 5,039 shares; Mr. Dulik 5,826 shares; Mr. Katsoulis 831 shares; Mr. LaFalce 738 shares; Mr. Liaw 3,329 shares; Mr. Picciano 5,826 shares; Ms. Rueck 5,826 shares; Mr. Simons 3,329 shares and Mr. Wilks 5,039 shares.

           The following table shows the compensation paid to each Director for the year ending December 31, 2008.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (1)	All Other Compensation ($) (2)	Total ($)
Thomas E. Christman	30,633	17,357	0	0	0	1,813	49,803
Arthur Dulik, Jr.	26,550	17,357	0	0	0	2,118	46,025
Nicos Katsoulis	76,466	17,357	0	0	0	179	94,002
John J. LaFalce	75,800	17,357	0	0	0	144	93,301
K. Thomas Liaw	21,800	17,357	0	0	0	1,149	40,306
John F. Picciano	23,800	17,357	0	0	0	2,118	43,275
Suzanne H. Rueck	20,133	17,357	0	0	0	2,118	39,608
Andrew J. Simons	22,300	17,357	0	0	0	1,149	40,806
Jeffrey S. Wilks	24,466	17,357	0	0	0	1,813	43,636

(1)	Represents interest earned on deferred compensation account balance at the rate in excess of 120% of the applicable federal long-term rate published by the Internal Revenue Service.

(2)	Represents cash dividend equivalents credited on Director Stock Plan (1998) shares earned.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009

 The independent public accounting firm of Crowe Horwath and Company LLC (“Crowe Horwath”) has acted as the Company’s independent auditors for fiscal years 2007 and 2008 and the same firm has been selected by the Audit Committee of the Company to perform the same duties for the fiscal year ending December 31, 2009, subject to ratification of such appointment by Stockholders. Representatives of the firm are expected to be present at the Meeting and will be given an opportunity to make a statement if they desire and will be available to respond to appropriate questions at the Meeting.

 Audit Fees

The following table sets forth the aggregate fees billed by Crowe Horwath for audit services rendered in connection with the financial statements and reports for fiscal year 2008 and 2007 and for other services rendered during fiscal year 2008 and 2007 on behalf of the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to the Company:

Fee Category:	2008	% of Total	2007	% of Total

Audit Fees (1)	$360,000	99%	$366,250	97%

Audit-Related Fees (2)	0	--	0	--

Tax Fees (3)	2,925	1	11,517	3

All Other Fees	0	--	0	--

Total Fees	$362,925	100%	$377,767	100%

(1)
Consists of fees for professional services rendered for the audit of the Company’s annual financial statements and review of interim financial statements, and services that are normally provided by the Company’s independent public accounting firm in connection with statutory and regulatory filings or engagements, work related to section 404 of SOX, consents and audits of subsidiary companies. This amount includes $230,000 in fees related to audit services for 2008 billed in 2009.

(2)
Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements that are not reported under “Audit Fees,” such as accounting consultations in connection with the issuance of debt and equity attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)
Includes fees for professional services related to federal and state tax compliance, tax advice and tax planning, such as assistance with tax audits and appeals, assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation and miscellaneous tax consulting and planning

           The Audit Committee has considered whether services other than audit and audit-related provided by Crowe Horwath are compatible with maintaining the independence of Crowe Horwath and has determined that Crowe Horwath is independent.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accounting Firm

           The Audit Committee explicitly pre-approves 100% of all audit and permissible non-audit services provided by the independent public accounting firm on a case-by-case basis. The Audit Committee does not pre-approve any audit or other services provided by the independent public accounting firm through the use of any pre-approval policy or procedure, but requires that each particular service be specifically presented to the Audit Committee for approval.

Audit Committee Report

           The following report of the Audit Committee is made pursuant to the rules of the SEC. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

 During 2008, the Audit Committee reviewed the qualifications, independence and performance of the Company’s independent public accounting firm, reviewed the scope, magnitude and budgets of all examinations of the Company’s financial statements by the independent public accounting firm and reviewed and approved the costs and types of audit and non-audit services performed by the Company’s independent public accounting firm.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent public accounting firm. The Audit Committee discussed with the independent public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), referred to as SAS No. 61.  Although SAS No. 61 has been superseded by Statement on Auditing Standards No. 114 (The Auditors Communication With Those Charged With Governance), such statement has not yet been adopted by the Public Company Accounting Oversight Board.

           The Audit Committee discussed with the Company’s internal auditors and independent public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the Company’s internal auditors and independent public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee has received the written disclosures and the letter from the independent public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee may be modified or supplemented, and has discussed with the independent public accounting firm the firm’s independence and considered whether the provision of non-audit services is compatible with maintaining the firm’s independence.

           Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K for the last fiscal year, for filing with the SEC.

           The foregoing report has been furnished by Arthur Dulik, Jr. (Chair), Suzanne H. Rueck and Nicos Katsoulis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009

PROPOSAL 3

AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE VOTE REQUIRED FOR THE ELECTION OF DIRECTORS

            As part of the Final Judgment and Order of Dismissal of the Derivative Lawsuit entered on August 5, 2008, the Company agreed to implement the following corporate governance guideline:  in uncontested elections, an individual must be elected or re-elected to the Company’s Board of Directors by a majority of votes cast by Stockholders present in person or by proxy and entitled to vote and that each incumbent Board member standing for election who does not receive a sufficient number of votes under this provision must promptly tender his or her resignation as a Board member.  In a contested election of directors (that is, an election in which the number of individuals seeking election exceeds the number of seats to be filled), directors shall be elected by a plurality of votes cast in favor of a director nominee (the “Majority Voting Provision”).  Effective September 29, 2008, the Board of Directors approved an amendment to Section 202 of the Company’s By-laws to implement the Majority Voting Provision, subject to Stockholder approval.  Stockholders of the Company must approve this amendment to the Company’s Certificate of Incorporation to implement the Majority Voting Provision.  The Board of Directors of the Company approved the amendment to the Certificate of Incorporation on February 24, 2009, subject to Stockholder approval.  Such proposal if approved by the requisite number of Stockholders, will first take effect at the Company’s 2010 Annual Meeting (or at any special meeting of Stockholders prior thereto where directors may be elected).  The text of the amendment is attached hereto as Appendix 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE VOTE REQUIRED FOR THE ELECTION OF DIRECTORS

PROPOSAL 4

AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE PAR VALUE OF THE COMPANY’S COMMON STOCK FROM $5.00 PER SHARE TO $.01 PER SHARE

The Company’s Certificate of Incorporation currently provides that the par value of the Company’s Common Stock is $5.00 per share.  If this proposal is approved, the Company’s Certificate of Incorporation will be amended to change the par value from $5.00 per share to $.01 per share.  The text of the amendment is attached hereto as Appendix 2.

Under the New York Business Corporation Law, shares of common stock of a corporation may be issued for no less than the par value of such stock.  If the Company determines that it is in the best interests of the Company to raise capital through a common stock offering, it will only be able to do so if the sale price of its Common Stock is at least $5.00 per share.  In these times of severe economic distress, the market value of financial institutions’ common stock, including the Company’s, has been trading at depressed levels.  Most companies have a stated par value of $.01 per share, however, and thus, if additional capital ever needed to be raised through a common stock offering, the market value of the offering relative to par would not be an issue.  For the Company, however, the unusual high par value of $5.00 per share could delay any offering.  Therefore, Management recommended and the Board of Directors agreed that it is prudent to reduce the par value of the Common Stock to the more customary level of $.01 to facilitate the normal operation of certain stock plans, such as the Dividend Reinvestment Plan, or the offering of Common Stock when and if such offering occurs.  The Company has no immediate plans to issue additional equity.  The reduction in par will have no effect on the Company’s total capital position or income statements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE PAR VALUE OF THE COMPANY’S STOCK FROM $5.00 PER SHARE TO $.01 PER SHARE

PROPOSAL 5

RATIFICATION OF AN ADVISORY, NON-BINDING PROPOSAL ON THE COMPANY’S 2008 COMPENSATION PROGRAM FOR ITS NAMED EXECUTIVE OFFICERS

ARRA requires that, for the period during which a company is receiving federal financial assistance under the Troubled Assets Relief Program, it must permit an annual, non-binding shareholder vote with respect to its executive compensation program.  The requirement applies to proxy statements filed after February 17, 2009 for annual meetings at which directors are elected (or special meetings in lieu of such annual meetings).  The Senior Preferred Stock issued by the Company under CPP constitutes such federal financial assistance.

The Board of Directors believes that the Company’s compensation program for its NEOs is strongly aligned with the long-term interests of the Company’s Stockholders.  In the past, Mr. O’Brien’s incentive compensation has been entirely in the form of Company Stock.  For 2008, Mr. O’Brien requested that the Compensation Committee forego a salary increase or the award of any incentive compensation to him for the reasons discussed above in the section under CEO compensation.  Mr. O’Brien believes that his compensation should be closely aligned with the performance of the Company and the interests of its Stockholders.  The Compensation Committee agrees with this philosophy and has not awarded any salary increase or incentive compensation to Mr. O’Brien for 2008.

As more fully discussed above in the section on Executive compensation, due to the passage of the ARRA and the uncertainty of the implementation date of its provisions, the Compensation Committee is postponing the consideration of any incentive compensation to the remaining NEOs.  The Committee anticipates that any incentive compensation awards to any of the NEOs will be comprised substantially of Company Stock so as to align the NEOs interest with that of the Company’s financial performance and its Stockholders.

In addition to aligning executive compensation with Stockholder interests, the Board believes that the Company and its Stockholders benefit from responsive corporate governance policies and constructive dialogue.  This Stockholder vote on executive compensation is consistent with this philosophy.

This proposal, commonly know as a “say-on-pay” proposal, gives you, as a Stockholder, the opportunity to endorse or not endorse the compensation program for the Company’s NEOs through the following resolution:

“Resolved, that the Company’s Stockholders ratify the Company’s compensation program for its Named Executive Officers for 2008, as described in the Compensation Discussion and Analysis and tabular disclosure, together with the accompanying narrative disclosure, in this Proxy Statement.”

Pursuant to ARRA, this non-binding advisory vote is not binding on the Board, may not be construed as overriding a decision of the Board or the Compensation Committee, does not create or imply any additional fiduciary duty on the part of the Board or Compensation Committee and does not restrict or limit the ability of Stockholders to make proposals for inclusion in the proxy materials regarding executive compensation.  The outcome of the proposal will, however, be available to the Board and the Compensation Committee for consideration in making future decisions regarding executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF AN ADVISORY NON-BINDING PROPOSAL ON THE COMPANY’S 2008 COMPENSATION PROGRAM FOR ITS NAMED EXECUTIVE OFFICERS.

PROPOSAL 6

STOCKHOLDER PROPOSAL RELATING TO ANNUAL ELECTION OF ALL DIRECTORS

An individual stockholder, Kenneth Steiner, has requested that the Company include the following proposal and supporting statement in the Company’s Proxy Statement for the 2009 Annual Meeting of Stockholders.  If properly presented by the stockholder, this proposal will be voted on at the annual meeting.  The stockholder has represented to the Company that he owns 2,834 shares of stock.  The address of the proponent will be made available to any stockholder of the Company promptly upon oral or written request of any stockholder to the Company’s Secretary, State Bancorp, Inc., Two Jericho Plaza, Jericho, New York 11753.

Your Board recommends that you vote AGAINST this proposal.

Unless you specify otherwise, the Board intends the accompanying proxy to be voted against this proposal.  The stockholder proposal and supporting statement, for which the Board and the Company accept no responsibility, follow verbatim in italics:

Elect Each Director Annually

RESOLVED, shareowners ask that our Company take the steps necessary to reorganize the Board of Directors into one class with each director subject to election each year and to complete this transition within one-year.

Statement of Kenneth Steiner

Our current practice, in which only a few directors stand for election annually, is not in the best interest of our Company and its stockholders.  Eliminating this staggered system would require each director to stand for election annually and would give stockholders an opportunity to register their view on the performance of each director annually.  Electing directors in this manner is one of the best methods available to stockholders to ensure that the Company will be managed in a manner that is in the best interest of stockholders.

Some companies express the unfounded concern that the annual election of each director could leave a company without experienced directors in the event that all incumbents are voted out by stockholders.  In the unlikely event that stockholders would vote to replace all directors, such a decision would express an overwhelming dissatisfaction with the incumbent directors and would reflect the need for change.

The Council of Institutional Investors also recommends adoption of annual election of each director.  This proposal topic also won strong support at the following companies in 2008:
Fortune Brands (FO)                                                      74%           Nick Rossi (Sponsor)
McGraw-Hill (MHP)                                                      70%           Nick Rossi
Eastman Chemical (EMN)                                                                58%           Ray T. Chvedden

The merits of this Elect Each Director Annually proposal should be considered in the context of the need for improvements in our Company’s corporate governance and in individual director performance.  For instance in 2008 the following governance and performance issues were identified:

•	We had no shareholder right to:
Annual election of each director
To require directors to obtain more than one-vote for election.
To call a special meeting.
To act by written consent.
Cumulative voting.
A complete simple majority vote standard.
•	Our directors should take the lead in adopting the above items instead of leaving it to shareholders to take the initiative in proposing such needed improvements.
•	Instead of a complete simple majority vote standard, recommend by the Council of Institutional Investors www.cii.org, we needed an 80%-vote to amend Articles 7, 8, 10, 11 and 12 of our charter.
•	These directors had long tenure of more than 16-years each – Independence concern:
John Picciano (Chairman of our key executive pay committee)
Suzanne Rueck
Joseph Munson

•	Our director needed only one-vote to be elected and then were set for 3-years – Accountability concern.
•	Plus an 80%-vote was required to remove a director with cause.
•	Jeffrey Wilks (Chairman of our key nomination committee) owned zero stock after collecting director’s pay for 7-years – Commitment concern.

The above concerns shows there is a need for improvement.  Please encourage our board to respond positively to this proposal.

Elect Each Director Annually -
Yes on 6

BOARD OF DIRECTORS STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL

The Board believes that this stockholder proposal seeking to declassify the Board and to have annual elections of each Director would not be in the best interests of the Company and the Stockholders.  Your Board recommends that you vote AGAINST this proposal.

The Company offered a compromise to the proponent whereby the Company would agree to take the necessary steps to organize the Board into two classes, with each class elected to staggered two-year terms.  The proponent did not agree to this compromise.  The Board believes that an active, professional Board benefits in many ways from classifying its Directors.  The most notable among these benefits are increased Board stability and improved long-term planning.

Staggered terms are designed to provide stability and continuity and to ensure that, at any given time, a majority of the Company’s Directors have prior experience as Directors of the Company and a solid knowledge of the Company’s business and strategy.  The Board also believes that the continuity made possible by the classified Board structure promotes the proper oversight of a highly regulated company such as ours.

Effect of Proposal

Passage of the stockholder proposal would not automatically eliminate the classified Board structure.  This proposal requests the Board to take the steps necessary to reorganize the Board into one class with each director subject to election each year.  One of these steps would be for the Board to submit a proposal to the Stockholders to amend our Certificate of Incorporation at a future stockholders meeting.  Under the Company’s Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the Company’s shares entitled to be cast with respect to such an amendment would be required for approval.  In addition, if all Directors were to be elected every year and a Stockholder-proposed slate of Directors were elected such that a majority of the Board members were replaced, such action could inadvertently trigger a change of control under the Company’s employment and change of control agreements, resulting in, among other things, increased costs for the Company.

Existing Corporate Governance Provisions

As the proponent suggests, stockholders should evaluate this proposal in the context of the Company’s overall corporate governance practice.  The Board believes that, if stockholders do so, they will defeat the proposal, because contrary to the proponent’s assertions, the Company has well-established, strong governance practices to ensure accountability of all of our directors.  The Company’s governance practices include:

•	A Board currently composed entirely of independent directors except for the Chief Executive Officer;
•	Prohibition on having ex-employees of the Company or the Bank on the Board at any given point in time;
•	The designation of a non-executive Chairman of the Board;
•	Annual evaluations of the Board and its committees;
•
Non-management directors may not (a) serve on the board of directors of a common-for-profit, publicly traded company with any other Board member or (b) have a common for-profit employer with any other Board member;

•	Non-management Directors must meet at least twice a year without a management Director present;
•	No Board member may serve as chair of the same Board committee, other than the Audit Committee, for more than three consecutive years;
•	Recently enhanced stock ownership guidelines for Directors;
•	Conflicts of interest and ethics compliance requirements; and
•	Transparency in our public disclosures.

The proponent expresses certain concerns regarding our corporate governance practices as a basis for supporting this proposal.  However, the Board believes these concerns have no merit.  Specifically:

•
The proponent raises independence concerns regarding certain directors, yet provides no basis for this assertion.  Conversely, the Board has consistently determined that the directors in question are independent.

•
The proponent raises a commitment concern regarding a certain director based on owing zero stock after seven years.  In fact, this director, together with his spouse and trusts for his children, currently own a significant number of shares of common stock of the Company.

After careful consideration of this proposal, the Board has determined that retention of our classified structure remains in the best interests of the Company and our stockholders.

Approval of this proposal will require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL

OTHER MATTERS

 As of the date of the Proxy Statement, Management and the Board of Directors know of no other matters to be brought before the Meeting. However, if further business is properly presented, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

           The proxies, in their discretion, will vote all shares represented by the proxy as to any matter which may properly come before the meeting as to which the Company did not have notice by January 28, 2009, the date provided for in the advance notice provisions of the Company’s By-Laws.

STOCKHOLDER PROPOSALS

           If a Stockholder wishes to have a particular proposal considered by the Board for inclusion in the Company’s proxy statement for an annual meeting, the Stockholder must satisfy the requirements established by the SEC in its proxy rules. The particular proxy rule, Rule 14a-8, requires that Stockholders submit their proposals in writing to the Company at least 120 days before the anniversary date of the proxy statement mailing date for the prior year’s annual meeting. Thus, Stockholders who wish to submit proposals for inclusion in the Company’s proxy statement for next year’s annual meeting (in 2010) must deliver such proposals to the Corporate Secretary on or before November 27, 2009. The notice must clearly identify the proposal, contain a brief supporting statement and all required information about the proposing stockholder, and otherwise meet the SEC’s rule. Proposals should be addressed to the Secretary of the Company, State Bancorp, Inc., Two Jericho Plaza, Jericho, New York  11753.

           In order for a Stockholder nomination or proposal to be raised from the floor during the 2010 annual meeting of Stockholders, the Company By-Laws require that written notice thereof must be received by the Company not less than 90 days nor more than 120 days before the anniversary date of the prior year’s annual meeting (there are special rules if the current year’s meeting date is changed by more than 30 days from the prior year’s meeting date).  For the 2010 Annual Meeting of Stockholders, the written notice must be given not later than January 28, 2010 (unless otherwise set by the Board pursuant to the By-Laws). The Stockholders’ written notice must contain (i) all information relating to any nominees proposed by the Stockholder that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934 and Rule 14a-11 thereunder, (ii) a brief description of any proposals sought to be presented for a vote at the Meeting, (iii) the Stockholders’ name and record address and (iv) the class and number of shares of Company Stock that is beneficially owned. Stockholder nominations and proposals may be raised from the floor during annual Stockholders meetings by Stockholders of record as of the time of giving of written notice. In addition, Stockholders proposing nominees for election to the Board of Directors must be entitled to cast votes with respect to at least 5% of the outstanding Company Stock. Such proposals should be submitted in writing to the Secretary of the Company, State Bancorp, Inc., Two Jericho Plaza, Jericho, New York 11753, who will submit them to the Board for its consideration.

For a copy of the applicable provisions of the Company’s By-Laws, please submit a written request to the Secretary of the Company, State Bancorp, Inc., Two Jericho Plaza, Jericho, New York 11753.

ANNUAL REPORT TO STOCKHOLDERS

A copy of the 2008 Annual Report to Stockholders, including the consolidated financial statements prepared in conformity with the U.S. generally accepted accounting principles, for the fiscal year ended December 31, 2008 accompanies this proxy statement.  The consolidated financial statements have been audited by Crowe Horwath, L.L.P., whose report appears in the 2008 Annual Report.  The 2008 Annual Report to Stockholders includes a copy of State Bancorp’s Annual Report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission.  Stockholders may obtain, free of charge, an additional copy of the Annual Report on Form 10-K by writing to Janice Clark, Secretary of the Company, State Bancorp, Inc., Two Jericho Plaza, Jericho, New York  11753.  The Annual Report on Form 10-K is also available on the Company’s website at www.statebankofli.com and on the Securities and Exchange Commission’s website at www.sec.gov.

Date: March 27, 2009

By order of the Board of Directors,

/s/ Janice Clark
Janice Clark
Secretary

APPENDIX 1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

STATE BANCORP, INC.

(Under section 805 of the Business Corporation Law)

We, the undersigned, the president and secretary, respectively, of STATE BANCORP, INC. hereby certify:

1.	The name of the corporation is STATE BANCORP, INC.

2.	The Certificate of Incorporation was filed by the Department of State on November 25, 1985.

3.	The Certificate of Incorporation is amended to provide for majority voting for directors by stockholders in non-contested elections.

4.	Article 4 of the Certificate of Incorporation is amended by changing the heading of 4.A. to “Number of Shares; Voting” and adding a new subsection C. New subsection C will read as follows:

“C.  Except as otherwise provided by law, this Certificate of Incorporation, or the Corporation’s Bylaws, in all matters other than the election of directors (the procedures for which are set forth below), the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting of stockholders and entitled to vote on the matter shall be the act of the stockholders.  Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the vote required for election of a director by the stockholders shall, except in a contested election, be the affirmative vote of a majority of the votes cast in favor of or withheld from the election of a nominee at a meeting of stockholders by stockholders present in person or by proxy and entitled to vote in the election.  In a contested election, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holder of shares present in person or by proxy and entitled to vote in the election.  An election shall be considered contested if there are more nominees for election than positions on the Board of Directors to be filled by election at the meeting.

In any non-contested election of directors, any incumbent director nominee who receives a greater number of votes cast withheld from his or her election than in favor of his or her election shall immediately tender his or her resignation.”

5.
The above amendment to the Certificate of Incorporation was authorized by vote of the Board of Directors of the corporation held on February 24, 2009, followed by the affirmative vote of a majority of the shares present in person or represented by proxy entitled to vote thereon at a meeting of the stockholders of the corporation held on April 28, 2009.

APPENDIX 2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

STATE BANCORP, INC.

(Under section 805 of the Business Corporation Law)

We, the undersigned, the president and secretary, respectively, of STATE BANCORP, INC. hereby certify:

1.	The name of the corporation is STATE BANCORP, INC.

2.	The Certificate of Incorporation was filed by the Department of State on November 25, 1985.

3.	The Certificate of Incorporation is amended to reduce the par value of the Corporation’s common stock from $5.00 per share to $.01 per share.

4.	The first sentence of Subsection A of Article 4 of the Certificate of Incorporation is amended by deleting “FIVE DOLLARS ($5.00)” and replacing with “ONE CENT ($.01)” in lieu thereof.

5.
The above amendment to the Certificate of Incorporation was authorized by vote of the Board of Directors of the corporation held on February 24, 2009, followed by the affirmative vote of a majority of the shares present in person or represented by proxy entitled to vote thereon at a meeting of the stockholders of the corporation held on April 28, 2009.